EXHIBIT 10.11

INDENTURE

Dated as of June 28, 2002

between

CARS-DB4, L.P.,

as Issuer,

and

LaSalle Bank National Association,

as Indenture Trustee

$325,000,000

CARS-DB4, L.P.

Triple Net Lease Mortgage Notes, Series 2002

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.01	Definitions	2

Section 1.02	Rules of Construction	18

Section 1.03	Fee Calculations	18

ARTICLE II

THE NOTES

ARTICLE III

SATISFACTION AND DISCHARGE

Section 3.01	Satisfaction and Discharge of Indenture	37

Section 3.02	Application of Trust Money	38

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ARTICLE IV

EVENTS OF DEFAULT; REMEDIES

ARTICLE V

THE INDENTURE TRUSTEE

ARTICLE VI

REPORTS TO NOTEHOLDERS

Section 6.01	Reports to Noteholders and Others	59

Section 6.02	Certain Communications with the Rating Agencies	61

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Section 6.03	Access to Certain Information	61

ARTICLE VII

REDEMPTION

Section 7.01	Redemption of the Notes	62

ARTICLE VIII

SUPPLEMENTAL INDENTURES; AMENDMENTS

Section 8.01	Supplemental Indentures or Amendments without Consent of Noteholders	62

Section 8.02	Supplemental Indentures with Consent of Noteholders	63

Section 8.03	Delivery of Supplements and Amendments	64

Section 8.04	Execution of Supplemental Indentures, etc.	64

ARTICLE IX

COVENANTS; WARRANTIES

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ARTICLE X

NEGATIVE COVENANTS

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Section 10.19	Business of the Issuer	92

Section 10.20	Transactions with Affiliates	92

Section 10.21	Indebtedness	92

Section 10.22	Loans and Advances	92

Section 10.23	No Dissolution or Liquidation	92

Section 10.24	No Commingling	93

Section 10.25	No Guarantees	93

Section 10.26	Board of Directors	93

Section 10.27	No Forfeiture	93

Section 10.28	No Relocation	93

Section 10.29	No Transfers of any Interest in the Issuer	93

ARTICLE XI

COSTS

Section 11.01	Performance at the Issuer’s Expense	93

ARTICLE XII

MISCELLANEOUS

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Exhibits

Exhibit A-1	Form of Class A-1a Note

Exhibit A-2	Form of Class A-1b Note

Exhibit A-3	Form of Class A-2 Note

Exhibit A-4	Form of Class A-3 Note

Exhibit B	Form of Trustee Report

Exhibit C-1	Form of Transferor Certificate for “Initial Transfers” of Definitive Notes

Exhibit C-2	Form of Transferee Certificate for “Initial Transfers” of Definitive Notes

Exhibit C-3	Form of Transferor Certificate for “Subsequent Transfers” of Definitive Notes

Exhibit C-4	Form of Transferee Certificate for “Subsequent Transfers” of Definitive Notes

Exhibit D-1	Transfer Certificate for Transfers From Regulation S Note to Restricted Note During the Note Restricted Period

Exhibit D-2	Form of Transfer Certificate for Transfer from Restricted Note to Regulation S Note During the Note Restricted Period

Exhibit D-3	Form of Transfer Certificate for Transfer from Restricted Note to Regulation S Note After the Note Restricted Period

Exhibit D-4	Form of Regulation S Letter for Exchange of Interests in the Temporary Regulation S Global Note for Interests in the Regulation S Global Note

Exhibit E-1	Class A-1a Amortization Schedule

Exhibit E-2	Class A-1b Amortization Schedule

Exhibit E-3	Class A-2/A-3 Amortization Schedule

Exhibit F-1	Schedule of Exceptions to Lease File Delivery

Exhibit F-2	Form of Final Certification of Indenture Trustee

Exhibit G-1	Form of Certificate with Respect to Information Request by Beneficial Owner

Exhibit G-2	Form of Certificate with Respect to Information Request by Prospective Purchaser

Exhibit H	Schedule of Environmental Remediation

Schedules

Schedule A	List of all Automobile Dealership Franchises Operating at the Mortgaged Properties

Schedule B	List of Required Repairs

Schedule C	Exceptions to Mortgaged Property Representations and Warranties

Schedule D	List of all Mortgaged Properties Subject to Purchase and Termination Options

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         INDENTURE, dated as of June 28, 2002, between CARS-DB4, L.P., a Delaware limited partnership, as issuer (the “Issuer”), and LaSalle Bank National Association, a national banking association, not in its individual capacity, but solely as Indenture Trustee (the “Indenture Trustee”) under this Indenture.

PRELIMINARY STATEMENT

         The Issuer has duly authorized the execution and delivery of this Indenture to provide Triple Net Lease Mortgage Notes, Series 2002, in four Classes designated as the Class A-1a Notes, the Class A-1b Notes, the Class A-2 Notes and the Class A-3 Notes (collectively, the “Notes”), to be issued pursuant to this Indenture.

         All things necessary to make the Notes, when the Notes are executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer enforceable in accordance with their terms, and to make this Indenture a valid and legally binding agreement of the Issuer enforceable in accordance with its terms, have been done.

GRANTING CLAUSE

         The Issuer hereby Grants to the Indenture Trustee, as Indenture Trustee for the benefit of the Noteholders and the Insurer, effective as of the Closing Date, all of the Issuer’s right, title and interest in and to (i) the Collection Account, the Payment Account and all other accounts established in connection with the Indenture, such funds as from time to time are deposited in the Collection Account, the Payment Account and all other accounts established in connection with this Indenture or the Property Management Agreement for purposes of making payments to the holders of the Notes, (ii) all present and future claims, demands and causes in action in respect of the foregoing, including the rights, titles and interests of the Issuer in, to and under the Property Management Agreement and the Collection Account Agreement, other than any claim, demand or cause of action against any party to any Transaction Document, the Insurer and/or the Noteholders, and (iii) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of the foregoing ((i), (ii) and (iii) collectively, and together with the Mortgaged Properties, Leases and related property and rights Granted to the Indenture Trustee in the Mortgages, the “Collateral”).

         The foregoing Grants are made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, and of all amounts owing to the Insurer under the Insurance Agreement and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

GENERAL COVENANT

         AND IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered by the Indenture Trustee, that the Collateral is to be held by or on behalf of the Indenture Trustee and that monies in or from the Collateral are to be applied by the Indenture Trustee for the benefit of the Noteholders and the Insurer, subject to the further covenants, conditions and trusts hereinafter set forth, and the parties hereto covenant and agree, to and with the Indenture Trustee, for the equal and proportionate benefit and security of each Noteholder and for the benefit of the Insurer, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

         Section 1.01 Definitions. Whenever used in this Indenture, including in the Preliminary Statement, the Granting Clause and the General Covenant hereinabove set forth, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01 or, if not specified in this Section 1.01, then in the Property Management Agreement or the Limited Partnership Agreement.

         “1933 Act”: The Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

         “1939 Act”: The Trust Indenture Act of 1939, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

         “1940 Act”: The Investment Company Act of 1940, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

         “Accrual Period”: With respect to the Notes and any Payment Date, the period from and including the immediately preceding Payment Date to but excluding such Payment Date; provided, that with respect to the Payment Date occurring in July 2002, the applicable Accrual Period shall begin on the Closing Date.

         “Accrued Liabilities”: With respect to any Payment Date, the sum of the Insurer Accrued Liabilities, the Insurance Premium and Other Accrued Liabilities for such Payment Date.

         “Act”: As defined in Section 12.05 hereof.

         “Additional Servicing Compensation”: The collective reference to Property Manager Additional Servicing Compensation and Special Servicer Additional Servicing Compensation, each as defined in the Property Management Agreement.

         “Advance”: Any P&I Advance or Property Protection Advance.

         “Affiliate”: With respect to any specified Person, for purposes of this Indenture only, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.

         “Allocated Loan Amount”: As defined in the Property Management Agreement.

         “Appraised Value”: As defined in the Property Management Agreement.

         “Asbestos”: As defined in Section 9.01(b)(xxxi) hereof.

         “Authenticating Agent”: As defined in Section 2.02(b) hereof.

         “Authorized Officer”: With respect to the Issuer or the Issuer GP, any person who is authorized to act for the Issuer or the Issuer GP, as applicable, and who is identified on the list delivered by the Issuer or the Issuer GP, as applicable, to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter). With respect to the Insurer, the president, any vice president, or any other officer customarily performing functions similar to those performed by the persons who at the time shall be such officers.

         “Available Amount”: As defined in the Property Management Agreement.

         “Avoided Payment”: As defined in the Insurance Agreement.

         “Book-Entry Note”: Any Note registered in the name of the Depository or its nominee.

         “Book-Entry Custodian”: The custodian appointed pursuant to Section 2.07(a) hereof.

         “Business Day”: Any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or executive order to remain closed in New York, New York, Chicago, Illinois, McLean, Virginia, or in any other city in which is located the primary servicing office of the Property Manager or the Special Servicer, the Indenture Trustee’s Office or the Issuer’s Office.

         “CARS”: Capital Automotive REIT, a Maryland real estate investment trust.

         “Cash”: Coin or currency of the United States or immediately available federal funds, including such funds delivered by wire transfer.

         “CERCLA”: As defined in Section 9.01(b)(xxx) hereof.

                  “Class”: Collectively, all of the Notes bearing the same alphabetical and, if applicable, numerical class designation.

                  “Class A-1 Allocated Amount”: For any Payment Date, the portion of any Unscheduled Proceeds allocated collectively to the Class A-1a and Class A-1b Notes as determined by multiplying the amount of Unscheduled Proceeds received with respect to such Payment Date by a fraction the numerator of which is the aggregate Principal Balance of the Class A-1a and Class A-1b Notes immediately prior to such Payment Date and the denominator of which is the aggregate Principal Balance of the Class A-1a, Class A-1b, Class A-2 and Class A-3 Notes immediately prior to such Payment Date.

                  “Class A-1a Amortization Schedule”: The schedule, attached hereto as Exhibit E-1, setting forth the scheduled ending Principal Balance of the Class A-1a Notes for each Payment Date.

                  “Class A-1a Note”: Any of the Notes with a “Class A-1a” designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, in the form of Exhibit A-1 attached hereto.

                  “Class A-1a Note Principal Payment”: For any Payment Date, an amount equal to the sum of (i) the Class A-1a Optimal Principal Payment Amount with respect to such Payment Date and (ii) any Class A-1a Optimal Principal Payment Amount (or portion thereof) unpaid from any prior Payment Date.

                  “Class A-1a Note Rate”: With respect to the Class A-1a Notes, a per annum rate equal to 7.2675%.

                  “Class A-1a Optimal Principal Payment”: For each Payment Date, an amount equal to the product of (i) the result of (x) one, minus (y) a fraction the numerator of which is the Scheduled Ending Class A-1a Principal Balance and the denominator of which is the Scheduled Beginning Class A-1a Principal Balance and (ii) the actual Principal Balance of the Class A-1a Notes immediately prior to such Payment Date. For purposes of illustration, the foregoing is described in the following formula:

                  “Class A-1b Amortization Schedule”: The schedule, attached hereto as Exhibit E-2, setting forth the amounts required to be paid with respect to the Class A-1b Notes on each Payment Date.

                  “Class A-1b Note”: Any of the Notes with a “Class A-1b” designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, in the form of Exhibit A-2 attached hereto.

                  “Class A-1b Note Principal Payment”: For any Payment Date, an amount equal to the sum of (i) the Class A-1b Scheduled Payment set forth in the Class A-1b Amortization

Schedule for such Payment Date and (ii) any Class A-1b Scheduled Payment (or portion thereof) unpaid from any prior Payment Date.

                  “Class A-1b Note Rate”: With respect to the Class A-1b Notes, a per annum rate equal to 8.0421%.

                  “Class A-1b Scheduled Payment”: For each Payment Date, the amount required to be paid with respect to the Class A-1b Notes on such Payment Date as set forth in the Class A-1b Amortization Schedule.

                  “Class A-2 Note”: Any of the Notes with a “Class A-2” designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, in the form of Exhibit A-3 attached hereto.

                  “Class A-2 Note Rate”: With respect to the Class A-2 Notes, a per annum rate equal to 5.629%.

                  “Class A-2/A-3 Allocated Amount”: For any Payment Date, the portion of such Unscheduled Proceeds allocated collectively to the Class A-2 and Class A-3 Notes as determined by subtracting the Class A-1 Allocated Amount from the amount of Unscheduled Proceeds received with respect to such Payment Date.

                  “Class A-2/A-3 Amortization Schedule”: The schedule, attached hereto as Exhibit E-3, setting forth the scheduled ending aggregate Principal Balance of the Class A-2 and Class A-3 Notes for each Payment Date.

                  “Class A-2/A-3 Note Principal Payment”: For any Payment Date, an amount equal to the sum of (i) the Class A-2/A-3 Optimal Principal Payment Amount with respect to such Payment Date and (ii) any Class A-2/A-3 Optimal Principal Payment Amount (or portion thereof) unpaid from any prior Payment Date.

                  “Class A-2/A-3 Optimal Principal Payment”: For each Payment Date, an amount equal to the product of (i) the result of (x) one, minus (y) a fraction, the numerator of which is the Scheduled Ending Class A-2/A-3 Principal Balance and the denominator of which is the Scheduled Beginning Class A-2/A-3 Principal Balance and (ii) the actual aggregate Principal Balance of the Class A-2 and Class A-3 Notes immediately prior to such Payment Date. For purposes of illustration, the foregoing is described in the following formula:

                  “Class A-3 Note”: Any of the Notes with a “Class A-3” designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, in the form of Exhibit A-4 attached hereto.

                  “Class A-3 Note Rate”: With respect to the Class A-3 Notes, a per annum rate equal to 6.550%.

                  “Closing Date”: June 28, 2002.

                  “Code”: The Internal Revenue Code of 1986, as amended.

                  “Collateral”: As defined in the Granting Clause hereto.

                  “Collection Account”: As defined in the Property Management Agreement.

                  “Collection Account Agreement”: The Collection Account Agreement, dated as of the Closing Date, among the Issuer, the Property Manager, the Indenture Trustee and Bank of America, N.A.

                  “Collection Period”: With respect to any Payment Date, the period commencing immediately after the Determination Date in the month preceding the month in which such Payment Date occurs (or, in the case of the initial Payment Date, commencing immediately after the Closing Date) and ending with the Determination Date related to such Payment Date.

                  “Condemnation”: As defined in the Property Management Agreement.

                  “Condemnation Proceeds”: As defined in the Property Management Agreement.

                  “Control Person”: With respect to any Person, any other Person that constitutes a “controlling person” within the meaning of Section 15 of the 1933 Act.

                  “Controlling Class”: So long as no Insurer Default has occurred and is continuing, the Insurer. In the event an Insurer Default has occurred and is continuing, the Class A-3 Noteholders, so long as any Class A-3 Notes are outstanding and, thereafter, the Class A-2 Noteholders; provided, that any Notes beneficially owned by the Insurer, the Issuer or an Affiliate of the Issuer shall be deemed not to be Outstanding for purposes of this definition.

                  “Corrected Unit”: As defined in the Property Management Agreement.

                  “Cut-off Date”: With respect to the Leases, June 1, 2002.

                  “Default Interest”: As defined in the Property Management Agreement.

                  “Defaulted Interest”: Any Note Interest that is due and payable on a Note, but is not punctually paid in accordance with this Indenture on a Payment Date.

                  “Defaulted Lease”: As defined in the Property Management Agreement.

                  “Definitive Note”: A definitive, fully registered Note.

                  “Depository”: The Depository Trust Company or any successor depository hereafter named as contemplated by Section 2.07(c). The nominee of the initial Depository for purposes of registering such Notes as are to be Book-Entry Notes, is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(4) of the

Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

                  “Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  “Determination Date”: With respect to any Payment Date, the fourth Business Day preceding such Payment Date.

                  “Directing Holder”: So long as no Insurer Default has occurred and is continuing, the Insurer. In the event an Insurer Default has occurred and is continuing, the Holder or Holders of Notes evidencing at least a majority of the voting rights of the Controlling Class.

                  “DSCR Reserve Account”: As defined in the Property Management Agreement.

                  “DSCR Sweep Period”: As defined in the Property Management Agreement.

                  “Due Date”: With respect to a Lease, the first day of each calendar month.

                  “Eligible Account”: Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution’s parent holding company) are rated “A” or better by each Rating Agency other than S&P, and “AA-” or better by S&P, if the deposits are to be held in the account for more than 30 days, or the short-term deposit or short-term unsecured debt obligations of which (or of such institution’s parent holding company) are rated “P-1” by Moody’s and “A-1+” by S&P if the deposits are to be held in the account for 30 days or less, in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. § 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, or (iii) any other account that is acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmations). Eligible Accounts may bear interest.

                  “Environmental Laws”: As defined in Section 9.01(b)(xxx) hereof.

                  “ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

                  “Event of Default”: As defined in Section 4.01 hereof.

                  “Extraordinary Expenses”: Unanticipated expenses required to be borne by the Issuer, that consist of, among other things: (i) amounts to be paid to the Indenture Trustee for the transfer of Lease Files and other administrative expenses incurred in connection with the transfer of Mortgaged Properties by the Issuer; (ii) payments to the Property Manager, the Special Servicer, the Issuer, the Indenture Trustee or any of their respective directors, officers, employees, agents and Control Persons of amounts for any loss, liability, third party claim, reasonable expense or reasonable disbursements as specified in this Indenture (including Section 5.04(a)(2)), the Notes, the Property Management Agreement, the Limited Partnership Agreement or any other agreement related thereto; (iii) the cost of Opinions of Counsel; (iv) payments of other amounts owed to the Indenture Trustee under this Indenture; and (v) amounts in respect of environmental remediation and indemnities that the Issuer is obligated to pay but fails to pay.

                  “FDIC”: Federal Deposit Insurance Corporation or any successor.

                  “Final Payment Date”: The Payment Date on which the final payment on the Notes is made hereunder by reason of all principal, interest and other amounts due and payable on such Notes having been paid.

                  “Foreclosure Proceeding”: Any proceeding, non-judicial sale or power of sale or other proceeding (judicial or non-judicial) for the foreclosure or non-judicial sale of any Mortgaged Property or any other Collateral under any Mortgage.

                  “GAAP”: Such accounting principles as are generally accepted in the United States.

                  “Governmental Authority”: As defined in the Property Management Agreement.

                  “Grant”: To mortgage, pledge, bargain, sell, warrant, alienate, demise, convey, assign, transfer, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, without limitation, the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies and proceeds payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  “Hazardous Substances”: As defined in Section 9.01(b)(xxx) hereof.

                  “Improvements”: As defined in the Property Management Agreement.

                  “Indenture”: This instrument as originally executed or as it may be supplemented or amended from time to time by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  “Indenture Trustee”: LaSalle Bank National Association, a national banking association, in its capacity as trustee under this Indenture, or its successor in interest, or any successor trustee appointed as provided in this Indenture.

                  “Indenture Trustee Fee”: A monthly fee payable from the Payment Account pursuant to Section 2.12(c) hereof on each Payment Date and accruing on the Principal Balance of the Notes at the Indenture Trustee Fee Rate as provided in Section 1.03.

                  “Indenture Trustee Fee Rate”: A fixed percentage rate equal to eight tenths (0.8) basis points per annum.

                  “Indenture Trustee’s Office”: The principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-CARS–DB4, L.P., Series 2002.

                  “Independent”: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Indenture Trustee, the Issuer, and the Issuer GP, and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Indenture Trustee, the Issuer or any Affiliate thereof, and (iii) is not connected with the Indenture Trustee, the Issuer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Indenture Trustee or the Issuer or any Affiliate thereof merely because such Person is the beneficial owner of 2% or less of any class of securities issued by the Indenture Trustee, the Issuer or any Affiliate thereof, as the case may be. The Indenture Trustee and the Issuer may rely, in the performance of any duty hereunder, upon the statement of any Person contained in any certificate from the same that such Person is Independent according to this definition.

                  “Independent Director”: As defined in Section 9.43 hereof.

                  “Initial Transfer”: As defined in Section 2.06(d) hereof.

                  “Initial Non-MBIA Purchaser”: Credit Suisse First Boston Corporation.

                  “Insolvency Law”: With respect to any Person, any liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law applicable to such Person.

                  “Insolvency Opinion”: As defined in Section 9.01(a)(xxv) hereof.

                  “Insurance Agreement”: The Insurance and Reimbursement Agreement, dated the Closing Date, among the Issuer, the Insurer and the Property Manager.

                  “Insurance Policy”: Collectively, the financial guaranty insurance policy issued by the Insurer with respect to the Class A-1a Notes and the financial guaranty insurance policy issued by the Insurer with respect to the Class A-2 and Class A-3 Notes.

                  “Insurance Policy Payment Account”: As defined in Section 2.13 hereof.

                  “Insurance Premium”: With respect to a Payment Date, the premium payable in arrears to the Insurer pursuant to the Insurance Premium Fee Letter.

                  “Insurance Premium Fee Letter”: The Premium Fee Letter, dated the Closing Date, between the Issuer and the Insurer.

                  “Insurance Proceeds”: As defined in the Property Management Agreement.

                  “Insured Notes”: Collectively, the Class A-1a Notes, the Class A-2 Notes and the Class A-3 Notes.

                  “Insured Obligations”: As defined in the Insurance Policy.

                  “Insurer”: MBIA Insurance Corporation, a New York stock insurance corporation.

                  “Insurer Accrued Liabilities”: With respect to any Payment Date, all amounts paid by the Insurer under the Insurance Policy and not yet reimbursed to the Insurer.

                  “Insurer Default”: An Insurer Default will occur in the event of the following: (i) the Insurer fails to pay when, as and in the amounts required, any amount payable under the Insurance Policy and the continuation of such failure unremedied for two Business Days or (ii) (a) the Insurer commences any case, proceeding or other action (A) under any existing or future Insolvency Law seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Insurer makes a general assignment for the benefit of its creditors or (b) there is commenced against the Insurer any case, proceeding or other action of a nature referred to in clause (ii) above which shall not have been dismissed, stayed or bonded pending appeal within 90 days from the entry thereof.

                  “Insurer Order”: A written order or request dated and signed in the name of the Insurer by an Authorized Officer of the Insurer.

                  “Interested Person”: As of any date of determination, the Issuer, the Issuer GP or, in each such case, any of their respective Affiliates.

                  “Issuer”: CARS-DB4, L.P., a Delaware limited partnership, or its successor in interest.

                  “Issuer Advances”: As defined in Section 2.12(c) hereof.

                  “Issuer GP”: CARS-DBSPE4, INC., a Delaware corporation, or its successor in interest.

                  “Issuer’s Office”: The principal office of the Issuer, which office at the Closing Date is located at 1420 Spring Hill Road, Suite 525, McLean, Virginia 22102, facsimile number: (703) 448-5671, Attention: General Counsel.

                  “Issuer Request” or “Issuer Order”: A written request or order signed in the name of the Issuer by a Responsible Officer of the Issuer GP, in its capacity as general partner of the Issuer.

                  “Lease”: Each lease listed on the Lease Schedule attached as Exhibit A-2 to the Property Management Agreement, as such Lease Schedule may be modified pursuant to the terms of the Property Management Agreement, and from time to time included in the Collateral.

                  “Lease Guarantor”: Any Person who guarantees the obligations of any Tenant pursuant to a Lease Guaranty.

                  “Lease Guaranty”: As defined in the Property Management Agreement.

                  “Lease Schedule”: As defined in the Property Management Agreement.

                  “Legal Requirements”: As defined in the Property Management Agreement.

                  “Letter of Representations”: The Letter of Representations, dated the Closing Date, among the Depository, the Indenture Trustee and the Issuer.

                  “License”: As defined in Section 9.01(b)(xii) hereof.

                  “Lien”: As defined in the Property Management Agreement.

                  “Limited Partnership Agreement”: The Amended and Restated Agreement of Limited Partnership, dated as of June 28, 2002, between the Issuer GP and CARS.

                  “Limited Partnership Interests”: The limited partnership interests issued pursuant to the Limited Partnership Agreement.

                  “Liquidated Lease”: A Defaulted Lease with respect to which the leased Mortgaged Property has been either re-leased or sold, or any Lease related to a Mortgaged Property released from the Collateral.

                  “Liquidation Proceeds”: As defined in the Property Management Agreement.

                  “Maturity”: With respect to each Class of Notes, the date as of which the principal of and interest on such Class of Notes has become due and payable as herein provided, whether at Stated Maturity, by acceleration or otherwise.

                  “Monthly Lease Payment”: As defined in the Property Management Agreement.

                  “Moody’s”: Moody’s Investors Service, Inc.

                  “Mortgage”: With respect to each Mortgaged Property, the Mortgage (or Deed of Trust or Deed to Secure Debt), Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by the Issuer to secure the payment of the obligations evidenced by the

Notes and this Indenture. The Issuer’s obligations under each Mortgage are incorporated herein by reference.

                  “Mortgaged Property”: Each parcel of real property listed on the Mortgaged Property Schedule and from time to time included in the Collateral, the buildings, structures, fixtures (to the extent not property of the related Tenant), additions, enlargements, extensions, modifications, repairs, replacements or improvements now or hereinafter erected or located on such parcel (the “Improvements”) and appurtenant easements and other property rights relating thereto.

                  “Nonrecoverable Advance”: As defined in the Property Management Agreement.

                  “Note”: Any of the Issuer’s Triple Net Lease Mortgage Notes, Series 2002, executed, authenticated and delivered hereunder.

                  “Note Interest”: On any Payment Date, with respect to each class of Notes, the interest accrued during the related Accrual Period at the Class A-1a Note Rate, the Class A-1b Note Rate, the Class A-2 Note Rate or the Class A-3 Note Rate, as applicable, applied to the Principal Balance thereof immediately prior to such Payment Date. The Note Interest shall be calculated on a 30/360 basis.

                  “Note Owner”: With respect to a Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  “Note Rate”: The Class A-1a Note Rate, the Class A-1b Note Rate, the Class A-2 Note Rate and the Class A-3 Note Rate, as applicable.

                  “Note Register”: As defined in Section 2.06(a) hereof.

                  “Note Restricted Period”: The period of time to and including 40 days after the later of (a) the date upon which the Notes were first offered to any persons (other than distributors) in reliance upon Regulation S and (b) the Closing Date.

                  “Noteholder” or “Holder”: With respect to any Note, the Person in whose name such Note is registered on the Note Register maintained pursuant to Section 2.06 hereof, except that solely for the purpose of giving any consent or exercising any voting rights or directing or proceeding with any action hereunder pursuant to this Indenture, any Note registered in the name of the Issuer or any Affiliate thereof shall be deemed not to be Outstanding or counted in any way; provided that so long as no Insurer Default shall have occurred and be continuing, the Insurer shall have the right to exercise all voting and consent rights otherwise granted to the Noteholders, subject to Section 8.02 hereof, including such rights in any Transaction Document, and shall be the “Noteholder” for such purpose; provided, however, that the parties hereto shall be required to recognize as a “Noteholder” or “Holder” only the Person in whose name a Note is registered in the Note Register as of the related Record Date.

                  “Notice of Default”: As defined in Section 5.02 hereof.

                  “Offering Circular”: The Confidential Offering Circular, dated June 26, 2002, relating to the Notes.

                  “Officer’s Certificate”: A certificate signed by any Responsible Officer of the Issuer GP, as general partner of the Issuer, or of the Indenture Trustee, as the case may be.

                  “Opinion of Counsel”: A written opinion of counsel, who shall be selected by the Issuer (and reasonably acceptable to the Indenture Trustee and the Insurer). The cost of obtaining such opinion shall be borne by the Issuer unless otherwise specified.

                  “Other Accrued Liabilities”: With respect to any Payment Date, the sum of (a) all amounts owing under the Insurance Agreement (other than the Insurance Premium and Insurer Accrued Liabilities), and not yet paid to the Insurer (including any premium payable pursuant to the Insurance Agreement as a result of a redemption of the Notes), and (b) interest on the foregoing amounts, the Insurance Premium and any Insurer Accrued Liabilities from the date incurred (or due, in the case of the Insurance Premium) to the date of payment to or reimbursement of the Insurer at the per annum rate set forth in the Insurance Agreement, and not yet paid to the Insurer.

                  “OTS”: Office of Thrift Supervision or any successor thereto.

                  “Outstanding”: When used with respect to Notes, means, as of the date of determination, any Note theretofore authenticated and delivered under this Indenture, except:

(i) (a) Notes theretofore canceled by the Note Registrar, or (b) Notes delivered to the Note Registrar for cancellation (other than any Note as to which any amount that has become due and payable in respect thereof has not been paid in full); and

(ii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Note Registrar proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite aggregate Principal Balance of Outstanding Notes have given any request, demand, authorization, vote, direction, notice, consent or waiver hereunder, Notes owned by an Interested Person shall be disregarded and deemed not to be Outstanding (unless any such Person or Persons owns all the Notes), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Note Registrar knows to be so owned shall be so disregarded. Notes owned by an Interested Person which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Note Registrar in its sole discretion the pledgee’s right to act with respect to such Notes and that the pledgee is not an Interested Person.

                  “Ownership Interest”: As to any Note, any ownership or security interest in such Note as held by the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  “P&I Advance”: Any advance of principal and/or interest made by the Property Manager or the Trustee, as applicable, pursuant to the Property Management Agreement. Each reference to reimbursement or payment of a P&I Advance shall be deemed to include, whether or not specifically referred to, payments or reimbursement of interest thereon at the Reimbursement Rate through the date of payments or reimbursement.

                  “Parent Guaranty”: The Guaranty, dated as of the Closing Date, between CARS and the Indenture Trustee.

                  “Payment Account”: The segregated account established in the name of the Indenture Trustee pursuant to Section 2.11 hereof.

                  “Payment Date”: The 15th day of each calendar month, or, if such 15th day is not a Business Day, the next succeeding Business Day, commencing in July 2002.

                  “Payoff Amount”: As defined in the Property Management Agreement.

                  “Percentage Interest”: With respect to any Note of any Class, the fraction, expressed as a percentage, the numerator of which is the initial Principal Balance of such Note on the Closing Date as set forth on the face thereof, and the denominator of which is the initial Principal Balance of such Class of Notes on the Closing Date.

                  “Permitted Encumbrances”: As defined in the Property Management Agreement.

                  “Permitted Leases”: As defined in the Property Management Agreement.

                  “Permitted Materials”: As defined in the Section 9.01(b)(xxx) hereof.

                  “Person”: Any individual, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, or any federal, state, county or municipal government or any political subdivision thereof.

                  “Plan”: Any one of (i) (A) an “employee benefit plan,” as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, or (B) a “plan,” as defined in Section 4975 of the Code that is subject to the provisions of Section 4975 of the Code; or (ii) an entity whose underlying assets include assets of any such employee benefit plan or plan by reason of an investment in that entity by such employee benefit plan or plan.

                  “Prepayment Consideration”: In connection with a prepayment of any Class of Notes, an amount equal, for each Class prepaid in whole or in part, to the excess (if any), of (i) the discounted present value as of the date of such prepayment (the “Prepayment Date”) of each of the scheduled payments of principal and Note Interest scheduled to be paid after the Prepayment Date allocable to the portion of the Principal Balance of the Class of Notes being prepaid, over (ii) the portion of the Principal Balance of such Class being prepaid. The discounted present value shall be calculated by applying a discount rate equal to 0.50% plus the yield on a United States Treasury bill or note of a constant maturity which is closest to, but not greater than, the Stated Maturity of the related Class of Notes. The yield on such United States Treasury bills or notes shall be determined by reference to the yield reported as of 10:00 a.m., New York City time, on the second Business Day next preceding the Prepayment Date, on the display designated as “Page 678” on the Telerate Service (or such other display as may replace page 678 on Telerate), or if such yields have not been reported on the Telerate Service as of such time or the yields reported at such time are not ascertainable, the yield reported as of the next preceding day in the Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication). For the elimination of doubt, the following is an example of the calculation of Prepayment Consideration following a prepayment of a Class of Notes. If a Mortgaged Property was to be released by the Issuer and its Allocated Loan Amount was equal to $100, the Release Price would be equal to $125 (the product of $100 and 125%). Assuming that there are no unreimbursed Advances or Extraordinary Expenses relating to such Mortgaged Property, the Payoff Amount with respect thereto would be equal to $125. Also assume that the Payoff Amount would be paid to only one Class of Notes. The related Prepayment Consideration would be equal to the excess (if any) of (i) the discounted present value as of the Prepayment Date of each of the scheduled payments of principal and Note Interest scheduled to be paid after the Prepayment Date on such Class of Notes allocable to the portion of the Principal Balance of such Class of Notes being prepaid, over (ii) such Payoff Amount.

                  “Principal Balance”: With respect to each Class of Notes and any Determination Date, the amount stated for such Class of Notes in the column “Initial Principal Balance” in Section 2.05(a), reduced by any payments of principal actually made on such Class of Notes on all previous Payment Dates.

                  “Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

                  “Property Insurance Policy”: As defined in the Property Management Agreement.

                  “Property Management Agreement”: The Property Management and Lease Servicing Agreement, dated as of the Closing Date, among the Issuer, the Property Manager, the Special Servicer and the Indenture Trustee.

                  “Property Manager”: CARS Loan Servicer L.L.C., or its successors and assigns.

                  “Property Protection Advances”: As defined in the Property Management Agreement.

                  “Purchase Option”: As defined in the Property Management Agreement.

                  “Qualified Institutional Buyer”: A “qualified institutional buyer” within the meaning of Rule 144A.

                  “Rating Agency”: Moody’s, S&P or their respective successors in interest. If neither of such Rating Agency or any related successor remains in existence, “Rating Agency” shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Issuer pursuant to the Property Management Agreement, and specific ratings of Moody’s or S&P referenced herein shall be deemed to refer to the equivalent ratings of the party so designated. References herein to “applicable rating category” (other than any such references to “highest applicable rating category”) shall, in the case of Moody’s and S&P, be deemed to refer to such applicable rating category of Moody’s and S&P, respectively, without regard to any plus or minus or other comparable rating qualification.

                  “Rating Agency Confirmations”: Written confirmation from each Rating Agency that it will not qualify, downgrade or withdraw its then-current rating assigned to any Class of Notes, without giving effect to the Insurance Policy.

                  “RCRA”: As defined in Section 9.01(b)(xxx) hereof.

                  “Record Date”: With respect to any Payment Date (other than the Payment Date in July 2002), the last Business Day of the prior calendar month, and, with respect to the Payment Date in July 2002, the Closing Date.

                  “Recorded Covenants”: With respect to a Mortgaged Property, all covenants, agreements, restrictions and encumbrances contained in any instruments recorded against the same or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Mortgaged Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

                  “Regulation S”: Regulation S promulgated under the 1933 Act.

                  “Reimbursement Rate”: As defined in the Property Management Agreement.

                  “Remedial Work”: As defined in Section 9.32(b) hereof.

                  “Resolution”: A copy of a resolution certified by an Authorized Officer of the Issuer GP, the general partner of the Issuer, to have been duly adopted by the Issuer GP and to be in full force and effect on the date of such certification.

                  “Responsible Officer”: With respect to the Indenture Trustee, any officer of the Indenture Trustee assigned to its Corporate Trust Services Group, customarily performing functions with respect to corporate trust matters and having direct responsibility for the administration of this Indenture and, with respect to a particular corporate trust matter under this Indenture, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; and, with respect to the Issuer and the Issuer GP, any officer or number of officers or other Person or number of Persons duly authorized to perform the indicated action on behalf of the Issuer GP.

                  “Restricted Note”: As defined in Section 2.03(b) hereof.

                  “Rule 144A”: Rule 144A under the 1933 Act.

                  “S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  “Scheduled Beginning Class A-1a Principal Balance”: With respect to any Payment Date, the Principal Balance set forth in the Class A-1a Amortization Schedule for the immediately prior Payment Date.

                  “Scheduled Ending Class A-1a Principal Balance”: With respect to any Payment Date, the Principal Balance set forth in the Class A-1a Amortization Schedule for such Payment Date.

                  “Scheduled Beginning Class A-2/A-3 Principal Balance”: With respect to any Payment Date, the aggregate Principal Balance set forth in the Class A-2/A-3 Amortization Schedule for the immediately prior Payment Date.

                  “Scheduled Ending Class A-2/A-3 Principal Balance”: With respect to any Payment Date, the aggregate Principal Balance set forth in the Class A-2/A-3 Amortization Schedule for such Payment Date.

                  “SNDA”: As defined in the Property Management Agreement.

                  “Special Servicer”: CARS Loan Servicer L.L.C., or its successors and assigns.

                  “Stated Maturity”: With respect to any Class of Notes, the date specified in such Note and Section 2.05(a) as the fixed date on which the final payment of principal of and interest on such Class of Notes becomes finally due and payable. The “Stated Maturity” is the same date as the “Scheduled Final Payment Date” referred to in the Offering Circular.

                  “Subsequent Transfer”: As defined in Section 2.06(d) hereof.

                  “Successor Person”: As defined in Section 9.16 hereof.

                  “Taxes”: As defined in Section 9.04 hereof.

                  “Tenant”: With respect to each Lease, the tenant under such Lease and any successor or assign thereof.

                  “Title Insurance Policies”: With respect to each Mortgaged Property, an ALTA mortgagee title insurance policy in the form (reasonably acceptable to the Indenture Trustee) (or, if any Mortgaged Property is in a state which does not permit the issuance of such ALTA policy, such form as shall be permitted in such state and reasonably acceptable to the Indenture Trustee) issued with respect to such Mortgaged Property and insuring the lien of the Mortgage encumbering such Mortgaged Property.

                  “Transaction Documents”: The Notes, this Indenture, the Property Management Agreement, the Insurance Agreement, the Insurance Premium Fee Letter, the Collection Account Agreement, the Parent Guaranty and all other documents executed by the Issuer to secure the indebtedness evidenced by the Notes.

                  “Treasury Regulations”: Temporary, final or proposed regulations (to the extent that by reason of their proposed effective date such proposed regulations would apply to the Issuer) of the United States Department of the Treasury.

                  “Trustee Report”: As defined in Section 6.01(a) hereof.

                  “UCC”: The Uniform Commercial Code as in effect in any applicable jurisdiction.

                  “UCC Financing Statement”: A financing statement executed and in form sufficient for filing pursuant to the UCC, as in effect in the relevant jurisdiction.

                  “Unscheduled Proceeds”: As defined in the Property Management Agreement.

                  Section 1.02 Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States;

(3) the word “including” shall be construed to be followed by the words “without limitation”;

(4) article and section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;

(5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

(6) the pronouns used herein are used in the masculine and neuter genders but shall be construed as feminine, masculine or neuter, as the context requires.

                  Section 1.03 Fee Calculations. The calculation of the Indenture Trustee Fee shall accrue at the Indenture Trustee Fee Rate on the basis of the Outstanding Principal Balance of the Notes. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

ARTICLE II

THE NOTES

                  Section 2.01 Forms; Denominations. The Book-Entry Notes, upon original issuance, shall be issued in the form of (i) a global note representing the Notes sold in “offshore transactions” (within the meaning of Regulation S), in the form of Exhibits A-1 to A-4 hereto, with such legends as may be applicable thereto (the “Temporary Regulation S Global Note”), and (ii) a global note representing the Notes sold to Qualified Institutional Buyers, in the form of Exhibits A-1 to A-4 hereto, with such legends as may be applicable thereto (the “Restricted Global Note”).

                  After such time as the Note Restricted Period shall have terminated, and subject to the receipt by the Trustee of a certificate in the form of Exhibit D-4 hereto, beneficial interests in the Temporary Regulation S Global Note may be exchanged for an equal aggregate principal amount of beneficial interest in a permanent Global Note (the “Regulation S Global Note” and, together with the Restricted Global Note and the Temporary Regulation S Global Note, the “Global Notes”), in the form of Exhibits A-1 to A-4 hereto, with such legends as may be applicable thereto. Upon any exchange of any beneficial interest in the Temporary Regulation S Global Note for a beneficial interest in the Regulation S Global Note, (A) the Temporary Regulation S Global Note shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of the Temporary Regulation S Global Note shall be reduced for all purposes by the amount so exchanged and endorsed and (B) the Regulation S Global Note shall be endorsed by the Trustee to reflect the increase of the principal amount evidenced thereby, whereupon the principal amount of the Regulation S Global Note shall be increased for all purposes by the amount so exchanged and endorsed. The Notes initially will be issued in book-entry form. The Notes will each be issued in minimum denominations of $10,000 in Note Principal Balance and in integral multiples of $1 in excess thereof.

                  Section 2.02 Execution, Authentication, Delivery and Dating. (a) The Notes shall be executed by manual or facsimile signature on behalf of the Issuer by any Authorized Officer of the Issuer GP, as the general partner of the Issuer. Notes bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Issuer GP shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, however, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Notes shall be dated the date of their authentication.

                  (b) At the election of the Indenture Trustee, the Indenture Trustee may appoint one or more agents (each, an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with transfers and exchanges under Sections 2.06 and 2.08, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate the Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent shall be deemed to be the authentication of Notes “by the Indenture Trustee.” The Indenture Trustee shall be the initial Authenticating Agent.

                  Any corporation, bank, trust company or association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation, bank, trust company or association succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation, bank, trust company or association.

                  Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee shall promptly appoint a successor Authenticating Agent, give written notice of such resignation, termination and/or appointment to the Issuer and give notice of such resignation, termination and/or appointment to the Noteholders. Upon the resignation or termination of the Authenticating Agent and prior to the appointment of a successor, the Indenture Trustee shall act as Authenticating Agent.

                  Each Authenticating Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as if it were the Indenture Trustee.

                  Section 2.03 Regulation S Notes; Restricted Notes. (a) Book-Entry Notes initially offered and sold in reliance on Regulation S (each, a “Regulation S Note”) shall be issued without interest coupons, in the form of Exhibits A-1 to A-4 hereto, with such legends as may be applicable thereto (including the legend set forth below), and registered in the names of the Noteholders thereof. After expiration of the Note Restricted Period, a Noteholder may request that such note be reissued without the following legend:

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR

OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                  Upon such request, the Indenture Trustee shall cancel the Note submitted for exchange and the Indenture Trustee shall, concurrently with such cancellation, cause to be issued and authenticated to the holder thereof a new Note without the foregoing legend in an aggregate principal amount equal to the aggregate principal amount of the Note so exchanged.

                  (b) Book-Entry Notes or Definitive Notes initially offered and sold to Qualified Institutional Buyers shall be issued in the form of Exhibits A-1 to A-4 hereto, with such legends as may be applicable thereto (each, a “Restricted Note”).

                  Section 2.04 Certification of Receipt of the Lease Files. (a) The Indenture Trustee, by its execution and delivery of this Indenture, acknowledges receipt by it of all assets Granted to it and included in the Collateral, in good faith and without notice of any adverse claim, and declares that it holds and will hold such assets on behalf of all present and future Noteholders and the Insurer. In addition, the Indenture Trustee hereby certifies to the Issuer, the Property Manager, the Special Servicer and the Noteholders that, except as specifically identified in the Schedule of Exceptions to Lease File Delivery attached hereto as Exhibit F-1, (i) the original or a copy (certified to be true, correct and complete by the Issuer) of each Lease is in its possession and (ii) such Lease has been reviewed by it, appears regular on its face and appears to relate to a Mortgaged Property included in the Collateral.

                  (b) Not later than the 75th day following the Closing Date (and, if any exceptions are noted, again not later than the first anniversary of the Closing Date), the Indenture Trustee shall deliver to the Issuer, the Property Manager, the Special Servicer and the Insurer an executed certificate in the form of Exhibit F-2 to the effect that, as to each Lease listed on the Mortgaged Property Schedule (other than any Lease that has become a Liquidated Lease or any Lease or Mortgaged Property specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in clauses (i), (iii) and (iv) of the definition of “Lease File” in the Property Management Agreement are in its possession, (ii) all such documents received by it with respect to such Lease and the related Mortgaged Property have been reviewed by it, appear regular on their face and appear to relate to such Lease or the related Mortgaged Property, and (iii) based on the examinations referred to in Section 2.04(a) above and this Section 2.04(b) and only as to the foregoing documents, the information set forth in such Mortgaged Property Schedule with respect to the items specified in clause (i) (except for zip code and only to the extent contained within the Lease) of the definition of “Mortgaged Property Schedule” in the Property Management Agreement accurately reflects the information set forth in the Lease File.

                  (c) The Indenture Trustee shall not be under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgaged Properties and Leases delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                  The Indenture Trustee shall not assign, sell, dispose of or transfer any interest in the Mortgaged Properties or Leases or any other asset (except as expressly provided herein) or knowingly permit the Mortgaged Properties or Leases or any other asset included in the Collateral to be subjected to any lien, claim or encumbrance arising by, through or under the Indenture Trustee or any Person claiming by, through or under the Indenture Trustee other than the liens created pursuant to the Mortgages and this Indenture.

                  Section 2.05 The Notes Generally. (a) The aggregate Principal Balance of the Notes that may be authenticated and delivered under this Indenture is limited to $325,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.06 and 2.08 below. Such aggregate Principal Balance shall be allocated to four Classes having the Class designation, Initial Principal Balance, Note Rate and Stated Maturity as follows:

Class	Initial
Designation	Principal Balance	Note Rate	Stated Maturity

Class A-1a	$164,135,642	7.2675%	August 15, 2014

Class A-1b	9,064,358	8.0421%	July 15, 2015

Class A-2	75,900,000	5.629%	July 15, 2015

Class A-3	75,900,000	6.550%	June 15, 2022

                  (b) Each Note of any Class shall rank pari passu with each other Note of such Class and be equally and ratably secured by the Collateral. All Notes of any Class shall be identical except as to denominations and as expressly permitted in this Indenture.

                  (c) This Indenture and the Mortgages shall evidence a continuing lien on and security interest in the Collateral Granted hereunder and thereunder to secure the full payment of the principal, interest and other amounts on all the Notes and all amounts owed to the Insurer, which shall in all respects be equally and ratably secured hereby for payment as provided herein, and without preference, priority or distinction on account of the actual time or times of the authentication and delivery of the Notes.

                  Section 2.06 Registration of Transfer and Exchange of Notes. (a) At all times during the term of this Indenture, there shall be maintained at the office of the Note Registrar a

“Note Register” in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. The offices of the Note Registrar shall be initially located (as of the Closing Date) at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-CARS-DB4, L.P., Series 2002. The Indenture Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as “Note Registrar” for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. The Indenture Trustee may appoint, by a written instrument delivered to the Issuer, any other bank or trust company to act as Note Registrar under such conditions as the predecessor Indenture Trustee may prescribe, provided that the Indenture Trustee shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor’s duties as Note Registrar. The Issuer, the Property Manager, the Special Servicer and the Indenture Trustee shall have the right to inspect the Note Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register. Upon written request of any Noteholder made for purposes of communicating with other Noteholders with respect to their rights under this Indenture, the Note Registrar shall promptly furnish such Noteholder with a list of the other Noteholders of record identified in the Note Register at the time of the request.

                  The Indenture Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Book-Entry Custodian.

                  (b) No transfer of any Note or interest therein shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. No purported transfer of any interest in any Note or any portion thereof which is not made in accordance with this Section 2.06 shall be given effect by or be binding upon the Indenture Trustee and any such purported transfer shall be null and void ab initio and vest in the transferee no rights against the Collateral or the Indenture Trustee.

                  By its acceptance of a Definitive Note or Book-Entry Note, each Holder will be deemed to have represented and agreed that the transfer thereof is restricted and agrees that it shall transfer such Definitive Note or Book-Entry Note only in accordance with the terms of this Indenture and such Definitive Note or Book-Entry Note and in compliance with applicable law.

                  (c) A Noteholder may transfer a Book-Entry Note only in accordance with the following provisions:

(i) No transfer of any Book-Entry Note (other than the sale by an Initial Non-MBIA Purchaser to the initial purchasers of the Notes) shall be made unless such transfer is made in a transaction pursuant to Regulation S or Rule 144A under the 1933 Act and pursuant to exemption, registration or qualification under applicable state securities laws. The Indenture Trustee shall be entitled to rely upon the representations made by each transferee pursuant to Section 2.06 hereof, and shall have no duty to undertake any investigation or verify that any transfer satisfies the requirements of this paragraph.

(ii) Restricted Note to Regulation S Note during Note Restricted Period. If a holder of a Restricted Note wishes at any time during the Note Restricted Period to transfer such Restricted Note to a Person who wishes to take delivery thereof in the form of a Regulation S Note, such Noteholder may, subject to the provisions of this Section 2.06, transfer such Note for a Regulation S Note with an equivalent principal amount. Upon receipt by the Indenture Trustee of a certificate in the form of Exhibit D-2 given by the transferee of such Note (stating that such transferee is a non-U.S. Person and the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and in accordance with Regulation S), the Indenture Trustee shall cancel the Restricted Note so transferred and the Indenture Trustee shall, concurrently with such cancellation, cause to be issued and authenticated to the transferee a Regulation S Note in an aggregate principal amount equal to the aggregate principal amount of the Restricted Note to be so transferred.

(iii) Restricted Note to Regulation S Note after the Expiration of Note Restricted Period. If a holder of a Restricted Note wishes at any time after the expiration of the Note Restricted Period to transfer such Restricted Note to a Person who wishes to take delivery thereof in the form of a Regulation S Note, such Noteholder may, subject to provisions of this Section 2.06, transfer such Note for a Regulation S Note with an equivalent principal amount. Upon receipt by the Indenture Trustee of a certificate in the form of Exhibit D-3 given by the transferee stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to and in accordance with Regulation S, the Indenture Trustee shall cancel the Restricted Note so transferred and the Indenture Trustee shall, concurrently with such cancellation, cause to be issued and authenticated to the transferee a Regulation S Note in an aggregate principal amount equal to the aggregate principal amount of the Restricted Note so transferred.

(iv) Regulation S Note to Restricted Note during Note Restricted Period. If a holder of a Regulation S Note wishes at any time during the Note Restricted Period to transfer its Note to a Qualified Institutional Buyer, such Qualified Institutional Buyer shall be required to take delivery thereof in the form of a Restricted Note and such Noteholder may, subject to the provisions of this Section 2.06, transfer such interest for a Restricted Note in an equivalent principal amount. Upon receipt by the Indenture Trustee of a certificate in the form of Exhibit D-1 hereto given by the transferee and stating that such transferee is a Qualified Institutional Buyer and is obtaining such Restricted Note in a transaction meeting the requirements of Rule 144A, the Indenture Trustee shall cancel the Regulation S Note so transferred and the Indenture Trustee shall, concurrently with such cancellation, cause to be issued and authenticated to the transferee a Restricted Note in an aggregate principal amount equal to the beneficial interest in the Regulation S Note to be so transferred.

(v) Transfer of Restricted Notes that are Book-Entry Notes to Qualified Institutional Buyers. No transferor or transferee certificates need be delivered upon the transfer of a Restricted Note that is a Book-Entry Note to a Qualified Institutional Buyer, and the representations set forth in Exhibits C-3 and C-4 hereto will be deemed to have been made by the transferor and transferee, respectively.

(vi) Transfer of Restricted Notes after the Expiration of Note Restricted Period. After the expiration of the Note Restricted Period, transfers of the Restricted Notes may only be made in a transaction exempt from the registration requirements of the 1933 Act and in accordance with any applicable securities laws of any State of the United States and in compliance with the requirements of this Section 2.06.

(vii) Transfer of Regulation S Notes during Note Restricted Period. During the Note Restricted Period, transfers of interests in the Regulation S Notes may only be made in accordance with Section 2.06(c)(ii) or 2.06(c)(iv) above or to non-U.S. Persons in accordance with Regulation S in “offshore transactions” (as such term is defined in Regulation S).

(viii) Transfer of Regulation S Notes after the Expiration of the Note Restricted Period. After the expiration of the Note Restricted Period, Regulation S Notes may, subject to the provisions of this Section 2.06, be transferred to any person.

                  (d) If any transfer of a Note held by the related transferor or to be held by the related transferee in the form of a Definitive Note is to be made without registration under the 1933 Act (other than in connection with the initial issuance thereof to the Issuer), then the Note Registrar shall refuse to register such transfer unless it receives (and, upon receipt, may conclusively rely upon) either:

(i) in the case of a transfer to the initial purchaser thereof directly from the Issuer (such transfer, an “Initial Transfer”), (A) an executed transferor certificate from the transferor substantially in the form attached as Exhibit C-1, and (B) an executed transferee certificate from the prospective transferee in the form attached as Exhibit C-2 hereto; or

(ii) in the case of a transfer other than an Initial Transfer (a “Subsequent Transfer”), (A) an executed transferor certificate substantially in the form attached as Exhibit C-3, and (B) an executed transferee certificate in the form attached as Exhibit C-4 hereto.

If any such transfer of a Note held by the related transferor and also to be held by the related transferee in the form of a Book-Entry Note is to be made without registration under the 1933 Act, the transferor will be deemed to have made as of the transfer date each of the representations and warranties set forth on Exhibit C-3 hereto in respect of such Note and the transferee will be deemed to have made as of the transfer date each of the representations and warranties set forth on Exhibit C-4 hereto in respect of such Note, in each case as if such Note were evidenced by a Definitive Note.

                  Neither the Issuer nor any other person shall be obligated to register or qualify the Notes under the 1933 Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification.

                  (e) If a Person is acquiring any Note as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Note Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b) and (c) of this Section 2.06; provided, that any Person so acquiring an interest in a Book-Entry Note will be deemed to have made such certification

                  (f) Subject to the preceding provisions of this Section 2.06, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of a like Percentage Interest.

                  (g) At the option of any Holder, its Notes may be exchanged for other Notes of authorized denominations, of the same Class and of a like Percentage Interest upon surrender of the Notes to be exchanged at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange, the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive.

                  (h) Every Note presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

                  (i) No service charge shall be imposed for any transfer or exchange of Notes, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.

                  (j) All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its customary procedures.

                  (k) Each transferee of a Note will be deemed to have represented, warranted and agreed that either (i) such transferee is not a Plan, or a governmental plan subject to substantially similar law, and is not acquiring such Note or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of, a Plan, or a governmental plan subject to substantially similar law, or (ii) its acquisition and continued holding of such Note or interest therein will not constitute or otherwise result in a non-exempt prohibited transaction under

Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar law) either because it does not constitute a prohibited transaction or due to the application of one or more statutory or administrative prohibited transaction exemptions.

                  Section 2.07 Book-Entry Notes. (a) The Book-Entry Notes shall be delivered as one or more Notes held by the Book-Entry Custodian or, if appointed to hold such Notes as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided in Section 2.07(c) and (d) below, transfer of such Notes may not be registered by the Note Registrar unless such transfer is to a successor Depository that agrees to hold such Notes for the respective Note Owners with Ownership Interests therein. Except as provided in Section 2.07(c) and (d) below, such Note Owners shall hold and transfer their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depository and, except as provided in Section 2.07(c) and (d) below, shall not be entitled to definitive, fully registered Notes (“Definitive Notes”) in respect of such Ownership Interests. All transfers by Note Owners of their respective Ownership Interests in the Book-Entry Notes to be held by the related transferees as Book-Entry Notes shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Note Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Notes of Note Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The Indenture Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Issuer, the Property Manager and Special Servicer, and, if the Indenture Trustee is not the Book-Entry Custodian, the Indenture Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Issuer shall have the right to inspect, and to obtain copies of, any Notes held as Book-Entry Notes by the Book-Entry Custodian.

                  (b) The Issuer, the Indenture Trustee, the Property Manager, the Special Servicer and the Note Registrar may for all purposes, including the making of distributions due on the Book-Entry Notes, deal with the Depository as the authorized representative of the Note Owners with respect to such Notes for the purposes of exercising the rights of Noteholders hereunder. The rights of Note Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Note Owners and the Depository Participants and brokerage firms representing such Note Owners. Multiple requests and directions from, and votes of, the Depository as holder of the Book-Entry Notes with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Note Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and shall give notice to the Depository of such record date.

                  (c) If (i)(A) the Issuer advises the Indenture Trustee and the Note Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes (or any portion thereof), and (B) the Issuer is unable to locate a qualified successor, or (ii) the Issuer at its option advises the Indenture Trustee and the Note Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to the Book-Entry Notes (or any portion thereof), the Note Registrar shall notify all affected Note Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Notes to such Note Owners requesting the same. Upon surrender to the Note Registrar of the Book-Entry Notes (or any portion thereof) by the Book-Entry Custodian or the Depository, as applicable, and the delivery of registration instructions from the Depository for registration of transfer (which surrender and delivery the Indenture Trustee shall use reasonable efforts to cause to occur), the Indenture Trustee shall execute, and the Note Registrar shall authenticate and deliver, the Definitive Notes in respect of such Notes to the Note Owners identified in such instructions. None of the Issuer, the Indenture Trustee, the Property Manager, the Special Servicer or the Note Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

                  (d) Subject to the provisions of Section 2.07 governing registration of transfer and exchange, Notes (i) held as Definitive Notes may be transferred in the form of Book-Entry Notes in reliance on Rule 144A under the Securities Act to one or more Qualified Institutional Buyers that are acquiring such Definitive Notes for their own accounts or for the accounts of other Qualified Institutional Buyers and (ii) held as Definitive Notes by a Qualified Institutional Buyer for its own account or for the account of another Qualified Institutional Buyer may be exchanged for Book-Entry Notes, in each case upon surrender of such Notes for registration of transfer or exchange at the offices of the Note Registrar maintained for such purpose. Whenever any such Notes are so surrendered for transfer or exchange, either the Book-Entry Custodian shall increase the balance of the related Book-Entry Notes or the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver, as provided in Section 2.02(a), the Book-Entry Notes for which such Notes were transferred or exchanged, as necessary and appropriate. No holder of Definitive Notes other than a Qualified Institutional Buyer holding such Notes for its own account or for the account of another Qualified Institutional Buyer may exchange such Notes for Book-Entry Notes. Further, any Note Owner of a Book-Entry Note shall notify the Indenture Trustee and the Note Registrar of its status as such and shall transfer such Book-Entry Note to the Note Registrar, in its capacity as such, through the book-entry facilities of the Depository, and upon surrender to the Note Registrar of such Book-Entry Note by the Book-Entry Custodian or the Depository, as applicable (which surrender the Indenture Trustee shall use reasonable efforts to cause to occur), the Indenture Trustee shall execute and the Note Registrar shall authenticate and deliver to such Note Owner or such Note Owner’s nominee one or more Definitive Notes of the same Class in authorized denominations and with a like aggregate Percentage Interest.

                  (e) Upon the issuance of Definitive Notes for purposes of evidencing ownership of any Notes formerly held as Book-Entry Notes, the registered holders of such Definitive Notes shall be recognized as Noteholders hereunder and, accordingly, shall be entitled directly to receive, payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Notes.

                  (f) The Issuer shall provide an adequate inventory of Definitive Notes to the Indenture Trustee.

                  Section 2.08 Mutilated, Destroyed, Lost or Stolen Notes. If any mutilated Note is surrendered to the Note Registrar, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in exchange therefor, a new Note of the same Class and principal amount and bearing a number not contemporaneously outstanding.

                  If there shall be delivered to the Issuer, the Indenture Trustee and the Note Registrar (i) evidence to their satisfaction of the destruction (including mutilation tantamount to destruction), loss or theft of any Note and the ownership thereof, and (ii) indemnity as may be reasonably required by them to hold each of them, and any of their agents harmless, then, in the absence of notice to the Issuer or the Note Registrar that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of the same Class, tenor and denomination registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.

                  Upon the issuance of any new Note under this Section 2.08, the Issuer, the Indenture Trustee and the Note Registrar may require the payment by the Noteholder of an amount sufficient to pay or discharge any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Authenticating Agent and the Indenture Trustee) in connection therewith.

                  Every new Note issued pursuant to this Section 2.08 in lieu of any destroyed, mutilated, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, mutilated, lost or stolen Note shall be at any time enforceable by any Person, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section 2.08 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  Section 2.09 Noteholder Lists. The Note Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders, which list, upon request, will be made available to the Indenture Trustee insofar as the Indenture Trustee is no longer the Note Registrar. Upon written request of any Noteholder made for purposes of communicating with other Noteholders with respect to their rights under this Indenture, the Note Registrar shall promptly furnish such Noteholder with a list of the other Noteholders of record identified in the Note Register at the time of the request. Every Noteholder, by receiving such access, or by receiving a Note or an interest therein, agrees with the Note Registrar that the Note Registrar will not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Noteholder regardless of the source from which such information was derived.

                  Section 2.10 Persons Deemed Owners. The Issuer, the Indenture Trustee, the Note Registrar and any of their agents, may treat the Person in whose name a Note is registered as the owner of such Note as of the related Record Date for the purpose of receiving payments of principal, interest and other amounts in respect of such Note and for all other purposes, whether or not such Note shall be overdue, and none of the Issuer, the Indenture Trustee, the Note Registrar or any agents of any of them, shall be affected by notice to the contrary.

                  Section 2.11 Payment Account. (a) On or prior to the date hereof, the Indenture Trustee shall establish a segregated trust account (the “Payment Account”) at LaSalle Bank National Association (or such other financial institution as necessary to ensure that the Payment Account is at all times an Eligible Account) entitled “LaSalle Bank National Association, as Indenture Trustee, as secured party of CARS-DB4, L.P.”. The Indenture Trustee shall deposit or cause to be deposited in the Payment Account, upon receipt, all payments and other collections received from the Property Manager or the Collection Account on or in respect of the Mortgaged Properties and Leases subsequent to the commencement of the initial Collection Period. Except as provided in this Indenture, the Indenture Trustee, in accordance with the terms of this Indenture, shall have exclusive control and sole right of withdrawal with respect to the Payment Account. Funds in the Payment Account shall not be commingled with any other monies. All monies deposited from time to time in the Payment Account shall be held by and under the control of the Indenture Trustee in the Payment Account for the benefit of the Noteholders, the Insurer and the Issuer as herein provided.

                  (b) All of the funds on deposit in the Payment Account shall be uninvested.

                  (c) The Indenture Trustee is authorized to make withdrawals from the Payment Account (the order set forth hereafter in this subsection (c) not constituting an order of priority for such withdrawals) to make payments on the Notes and to other parties as set forth in the priorities of payments pursuant to Section 2.12(c) of this Indenture, to the Insurer and to the Issuer as provided in Section 2.12 hereof, and neither the Issuer nor the Property Manager shall be permitted to make any withdrawal from the Payment Account.

                  (d) Upon the satisfaction and discharge of this Indenture pursuant to Section 3.01 of this Indenture, the Indenture Trustee shall pay to the Issuer all amounts, if any, held by it remaining as part of the Collateral.

                  Section 2.12 Payments on the Notes. (a) Subject to Section 2.12(c), the Issuer agrees to pay:

(i) on each Payment Date prior to the Stated Maturity for the Notes, interest on and principal of the Notes in the amounts and in accordance with the priorities set forth in Section 2.12(c); and

(ii) at the Stated Maturity of a Class of the Notes, the entire Principal Balance of such Class of Notes, together with all accrued and unpaid interest thereon.

                  Amounts properly withheld under the Code by any Person from a payment to any Holder of a Note of interest, principal or other amounts, or any such payment set aside on the Final Payment Date for such Note as provided in Section 2.12(b), shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

                  (b) With respect to each Payment Date, any interest, principal and other amounts payable on the Notes shall be paid to the Person that is the registered holder thereof at the close of business on the related Record Date; provided, however, that interest, principal and other amounts payable at the Final Payment Date of any Note shall be payable only against surrender thereof at the Indenture Trustee’s Office or such other address as may be specified in the notice of final payment. Payments of interest, principal and other amounts on the Notes shall be made on the applicable Payment Date other than the Final Payment Date, subject to applicable laws and regulations, by wire transfer to such account as such Noteholder shall designate by written instruction received by the Indenture Trustee not later than the Record Date related to the applicable Payment Date or otherwise by check mailed on or before the Payment Date to the Person entitled thereto at such Person’s address appearing on the Note Register as of the related Record Date. The Indenture Trustee shall pay each Note in whole or in part as provided herein on its Final Payment Date in immediately available funds from funds in the Payment Account as promptly as possible after presentation to the Indenture Trustee of such Note at the Indenture Trustee’s Office but shall initiate such payment as soon as possible, but in no event later than the next Business Day after the day of such presentation. If presentation is made after 4:00 p.m., New York City time, on any day, such presentation shall be deemed to have been made on the immediately succeeding Business Day.

                  Each distribution with respect to a Book-Entry Note shall be paid to the Depository, as holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Note Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Note Owners that it represents. None of the parties to the Transaction Documents shall have any responsibility therefor except as otherwise provided by the Transaction Documents or applicable law. The Issuer and the Indenture Trustee shall perform their respective obligations under the Letter of Representations.

                  Except as provided in the following sentence, if a Note is issued in exchange for any other Note during the period commencing at the close of business at the office or agency where such exchange occurs on any Record Date and ending before the opening of business at such office or agency on the related Payment Date, no interest, principal or other amounts will be payable on such Payment Date in respect of such new Note, but will be payable on such Payment Date only in respect of the prior Note. Interest, principal and other amounts payable on any Note issued in exchange for any other Note during the period commencing at the close of business at the office or agency where such exchange occurs on the Record Date immediately preceding the Final Payment Date for such Notes and ending on the Final Payment Date for such Notes, shall be payable to the Person that surrenders the new Note as provided in this Section 2.12(b).

                  All payments of interest, principal and other amounts made with respect to the Notes of the same Class will be allocated pro rata among the Outstanding Notes of such Class based on the related Principal Balance.

                  If any Note on which the final payment was due is not presented for payment on its Final Payment Date, then the Indenture Trustee shall set aside such payment in a segregated, non-interest bearing account (and shall remain uninvested) separate from the Payment Account but which constitutes an Eligible Account, and the Indenture Trustee and the Issuer shall act in accordance with Section 5.10 in respect of the unclaimed funds.

                  (c) Subject to the provisions of Section 4.05 of this Indenture, on each Payment Date, the Indenture Trustee will apply the Available Amount for such Payment Date for the following purposes and in the following order of priority, in each case to the extent of remaining funds:

(1) on a pro rata basis, (I) to the Insurer, the unpaid Insurance Premium due on such date, (II) to the Indenture Trustee, the earned and unpaid Indenture Trustee Fee, (III) to the Property Manager, the earned and unpaid Property Management Fee, (IV) to the Special Servicer, the earned and unpaid Special Servicing Fees in respect of each Specially Managed Unit, (V) to the Property Manager and the Special Servicer, as additional servicing compensation, the Property Manager Additional Servicing Compensation and the Special Servicer Additional Servicing Compensation, respectively, (VI) to the Indenture Trustee and the Property Manager, as applicable, reimbursement for unreimbursed Advances, together with interest thereon at the Reimbursement Rate, such interest to be reimbursable first from Default Interest, with respect to Leases that became Liquidated Leases or Corrected Units or for which payments were received on the related Lease in the immediately preceding Collection Period, and thereafter from the Available Amount, and (VII) to the relevant party, the amount of Extraordinary Expenses not already reimbursed in clauses (I) through (VI) (not to exceed $100,000 in any month through the Payment Date which occurs in July 2012, not to exceed $50,000 in any month thereafter, not to exceed $1,200,000 in any year and not to exceed $5,000,000 in the aggregate over the term of the Notes; provided (i) with respect to the $100,000 limit or $50,000 limit, as applicable, of amounts payable in respect of Extraordinary Expenses in any given month, the Indenture Trustee shall be entitled to receive up to $25,000 of such amounts to the extent then owing to the Indenture Trustee prior to such amounts being distributed on a pro rata basis and (ii) with respect to the $5,000,000 limit of amounts payable in respect of Extraordinary Expenses over the term of the Notes, no less than $1,000,000 of such limit shall be reserved solely for the payment of Extraordinary Expenses incurred by the Indenture Trustee);

(2) to the holders of the Class A-1a, Class A-1b, Class A-2 and Class A-3 Notes, the Note Interest for such Classes, pro rata, based on the respective amounts of Note Interest; provided, however, that any Note Interest paid by the Insurer shall be distributed to the holders of the Class A-1a, Class A-2 and Class A-3 Notes, pro rata, based on the respective amounts of Note Interest;

(3) to the holders of the Class A-1a, Class A-1b, Class A-2 and Class A-3 Notes, the aggregate of the unpaid Note Interest for such Classes from any prior Payment Date, together with interest on any such unpaid Note Interest at the related Note Rate, pro rata, based on such amounts;

(4) to the holders of (A) the Class A-1a Notes, in reduction of the Principal Balance of the Class A-1a Notes, an amount equal to the Class A-1a Note Principal Payment received in respect of such Payment Date for such Class, until the Principal Balance of the Class A-1a Notes is reduced to zero, (B) if the Principal Balance of the Class A-1a Notes has been reduced to zero, the Class A-1b Notes, in reduction of the Principal Balance of the Class A-1b Notes, an amount equal to the Class A-1b Note Principal Payment received in respect of such Payment Date for such Class, and (C) the Class A-2 or, if the Principal Balance of the Class A-2 Notes has been reduced to zero, the Class A-3 Notes, in reduction of the Principal Balance of the Class A-2 or Class A-3 Notes, as applicable, an amount equal to the Class A-2/A-3 Note Principal Payment received in respect of such Payment Date for such Class, pro rata as to the amounts payable under clauses (A) and (C) or clauses (B) and (C), as applicable, based on their respective Principal Balances;

(5) to the holders of the Class A-1b Notes, in reduction of the Principal Balance of the Class A-1b Notes, an amount equal to any Unscheduled Proceeds included in such Available Amount, until the Principal Balance of the Class A-1b Notes is reduced to an amount equal to one-half of the Principal Balance of the Class A-1b Notes on the Closing Date;

(6) to the holders of (A) the Class A-1a Notes or, if the Principal Balance of the Class A-1a Notes has been reduced to zero, the Class A-1b Notes, in reduction of the Principal Balance of the Class A-1a or Class A-1b Notes, as applicable, the Class A-1 Allocated Amount, and (B) the Class A-2 Notes or, if the Principal Balance of the Class A-2 Notes has been reduced to zero, the Class A-3 Notes, in reduction of the Principal Balance of the Class A-2 or Class A-3 Notes, as applicable, the Class A-2/A-3 Allocated Amount;

(7) if an Insurer Default has occurred and is continuing, pro rata, based on their respective Principal Balances, to the Holders of the Class A-1a, Class A-1b, Class A-2 and Class A-3 Notes as a reduction of their respective Principal Balances;

(8) to the Insurer, an amount equal to the aggregate amount of unreimbursed payments made under the Insurance Policy and all other amounts owed to the Insurer and interest on such amounts at the rate agreed upon between the Insurer and the Issuer under the Insurance Agreement;

(9) to the holders of any Class of Notes with respect to which any Unscheduled Proceeds have been received pursuant to clauses (5) or (6) above, in the priority set forth in clauses (5) and (6) above, any Prepayment Consideration received with respect thereto;

(10) if a DSCR Sweep Period is in effect, to the DSCR Reserve Account, the amount required pursuant to Section 3.08 of the Property Management Agreement;

(11) any Extraordinary Expenses not already paid; and

(12) so long as no Event of Default has occurred and is continuing, to the Issuer.

                  Each Noteholder will be deemed to have agreed, by its acceptance of its Note, not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of the Issuer or the Issuer GP for a period of one year and one day following payment in full of such Note. Notwithstanding the provisions of this Section 2.12(c), the Issuer may, subject to Article X, at any time advance funds to the Indenture Trustee for the purpose of allowing the Indenture Trustee to make required payments on the Notes (“Issuer Advances”) without right of reimbursement.

                  (d) In connection with making any payments pursuant to Section 2.12(c), the Indenture Trustee shall make available to the Issuer on the related Payment Date via the Indenture Trustee’s Internet website specified in Section 6.01(a), a written statement detailing the amounts so paid, provided that if such information is not so available on the Indenture Trustee’s Internet website for any reason, the Indenture Trustee shall provide the Issuer with such written statement by facsimile transmission, confirmed in writing by first class mail or overnight courier.

                  Section 2.13 The Insurance Policy. (a) If, as of 1:00 p.m. New York City time on the third Business Day prior to any Payment Date, the Indenture Trustee has been notified by the Property Manager that the Available Amount that is to be distributed on such Payment Date pursuant to (and subject to the priorities set forth in) Section 2.12(c) will not be sufficient to pay the Insured Obligations on such Payment Date (a “Deficiency”), which notice the Property Manager is required to provide pursuant to Section 4.01(f) of the Property Management Agreement, the Indenture Trustee shall by 1:00 p.m. on the second Business Day immediately prior to such Payment Date make a claim under the Insurance Policy for the amount of the Deficiency for such Payment Date pursuant to the terms of the Insurance Policy.

(i) If the Indenture Trustee has been notified by an Insured Noteholder or, pursuant to Section 4.01(f) of the Property Management Agreement, by the Property Manager that an Avoided Payment exists with respect to any Insured Noteholder, the Indenture Trustee shall, after receiving all documents required under the Insurance Policy to be delivered in connection with such Avoided Payment, make a claim under the Insurance Policy for such Avoided Payment pursuant to the terms of the Insurance Policy.

(ii) The Insurer may elect, at its sole option, pursuant to this Indenture, the Insurance Policy and the Insurance Agreement, to make an advance to the Indenture Trustee for the benefit of the Insured Noteholders in lieu of payment under the Insurance Policy in an amount equal to the amount demanded under a notice for payment thereunder, for payment in respect of the Insured Noteholders, and such advance shall be deemed to be a payment under the Insurance Policy for such Insured Noteholders for purposes of this Indenture.

(iii) To the extent the Insurer makes any payments either directly or indirectly, to the Insured Noteholders under the Insurance Policy, the Insurer shall be subrogated to the rights of the Insured Noteholders under the Insured Notes and this Indenture, as applicable, to the extent of such payments, and payments to the Insurer in respect of such subrogation shall be made in the priorities set forth in Section 2.12(c). Notwithstanding any other provision of this Indenture or any of the Notes to the contrary, the Insured Noteholders shall not be entitled to make any claim under the Insurance Policy or institute proceedings directly against the Insurer. In furtherance and not in limitation of the foregoing rights of subrogation and deemed purchase, each Insured Noteholder, by purchase of its interest in the Insured Notes, and the Indenture Trustee, on its behalf and on behalf of each Insured Noteholder, hereby assigns to the Insurer the rights of such Holder with respect to the Insured Notes to the extent of any payments made with respect thereto by the Insurer (whether under the Insurance Policy or otherwise). The Indenture Trustee shall give effect to any such subrogation by distributing to the Insurer, as subrogee of the Insured Noteholders, reimbursement for any payments by the Insurer under the Insurance Policy from available funds received by the Indenture Trustee hereunder pursuant to and in accordance with Sections 4.05 or 2.12, as applicable. Notwithstanding anything in this Indenture or the Insured Notes to the contrary, any payment with respect to the Insured Obligations that is made with funds received pursuant to the terms of the Insurance Policy or otherwise by the Insurer shall not be considered payment on the Insured Notes by the Issuer (except that the foregoing shall not cause such amounts to accrue Defaulted Interest), shall not discharge any obligations of the Issuer to make such payment and shall not result in the payment of (or the provisions for the payment of) any Insured Obligations for purposes of Section 3.01. Notwithstanding the foregoing, nothing pursuant to Sections 4.05 or 2.12 shall entitle the Insurer to receive an amount greater than the Accrued Liabilities.

                  (b) The Indenture Trustee shall, prior to the Closing Date, establish a trust account that shall be designated as the “Insurance Policy Payment Account,” which shall be held in trust for the benefit of the Noteholders, over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which neither the Issuer nor any other Person shall have any legal or beneficial interest. The Insurance Policy Payment Account may be a sub-account of the Payment Account. The Indenture Trustee shall deposit all amounts received from the Insurer under the Insurance Policy in respect of the Insured Notes in the Insurance Policy Payment Account. Any and all funds at any time on deposit in, or otherwise to the credit of, the Insurance Policy Payment Account shall not be invested. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Insurance Policy Payment Account shall be to make payments of the Insured Obligations due on the related Payment Date in respect of which such funds are paid, to the extent such Insured Obligations are not paid pursuant to Section 4.05 or Section 2.12. Any funds held in the Insurance Policy Payment Account after the distributions made pursuant to Section 2.12 on any Payment Date shall promptly be remitted to the Insurer.

                  (c) Upon the expiration of the Insurance Policy in accordance with the terms thereof, the Indenture Trustee shall surrender the Insurance Policy to the Insurer for cancellation in accordance with the terms thereof.

                  (d) The Insurer and its successors and assigns shall be a third-party beneficiary to the provisions of this Indenture, and shall be entitled to rely upon and directly enforce such provisions of this Indenture so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein, any right of the Insurer to direct, appoint, consent to, approve, or take any action under this Indenture, shall be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Indenture (but not its duties and obligations under the Insurance Policy) upon delivery of a written notice to the Indenture Trustee. Nothing in this Indenture, whether express or implied, shall be construed to give to any other person (other than the Indenture Trustee) any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Indenture or any covenants, conditions or provisions contained herein.

                  Section 2.14 Final Payment Notice. (a) Notice of final payment under Section 2.12(b) shall be given by the Indenture Trustee as soon as practicable, but not later than two Business Days prior to the Final Payment Date to each Noteholder as of the close of business on the Record Date preceding the Final Payment Date at such Noteholder’s address appearing in the Note Register and to each Rating Agency, the Insurer and the Issuer.

                  (b) All notices of final payment in respect of the Notes shall state (i) the Final Payment Date for such Notes, (ii) the amount of the final payment for such Notes and (iii) the place where such Notes are to be surrendered for payment.

                  (c) Notice of final payment of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Indenture Trustee. Failure to give notice of final payment, or any defect therein, to any Noteholder shall not impair or affect the validity of the final payment of any other Note.

                  Section 2.15 Compliance with Withholding Requirements. Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all Federal withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code. The consent of Noteholders shall not be required for any such withholding.

                  Section 2.16 Cancellation. The Issuer may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Note Registrar.

                  All Notes delivered to the Indenture Trustee for payment shall be forwarded to the Note Registrar. All such Notes and all Notes surrendered for transfer and exchange in accordance with the terms hereof shall be canceled and disposed of by the Note Registrar in accordance with its customary procedures.

ARTICLE III

SATISFACTION AND DISCHARGE

                  Section 3.01 Satisfaction and Discharge of Indenture. (a) This Indenture shall cease to be of further effect except as to (i) any surviving rights herein expressly provided for, (ii) in the case of clause (1)(B) below, the rights of the Noteholders hereunder to receive payment of the Principal Balance of and interest on the Notes and any other rights of the Noteholders hereunder, and (iii) the provisions of Section 3.02, when

(1) either (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and (ii) Notes for which payment of money has theretofore been deposited in the Payment Account by the Indenture Trustee and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 5.10) have been delivered to the Note Registrar for cancellation; or (B) all such Notes not theretofore delivered to the Note Registrar for cancellation (i) have become due and payable, or (ii) will become due and payable on the next Payment Date, and in the case of clause (B)(i) or (B)(ii) above, cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Note Registrar for cancellation or sufficient to pay the Principal Balance thereof and any interest thereon accrued to the date of such deposit (in the case of Notes which have become due and payable) or to the end of the Accrual Period for the next Payment Date has been deposited with the Indenture Trustee as trust funds in trust for these purposes;

(2) the Issuer has paid or caused to be paid all other sums payable or reasonably expected to become payable by the Issuer to the Indenture Trustee, the Property Manager, the Special Servicer, the Insurer, each of the Rating Agencies and each of the Noteholders (in each case, if any) and all applicable statute of limitation periods for all applicable preference actions with respect to the Issuer have expired during which time no preference action has been commenced seeking to avoid the payment of any amount with respect to the Insured Obligations; and

(3) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate of the Issuer GP stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that if, at any time after the payment that would have otherwise resulted in the satisfaction and discharge of this Indenture and such obligations, such payment is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such satisfaction and discharge of this Indenture and such obligations shall automatically be deemed never to have occurred and this Indenture and such obligations shall be deemed to be in full force and effect.

                  Notwithstanding the foregoing, the obligations of the Issuer to the Indenture Trustee under Section 5.04 hereof and the obligations of the Indenture Trustee to the Noteholders and the Insurer under Section 3.02 hereof shall survive satisfaction and discharge of this Indenture.

                  (b) The Issuer may at its option elect to purchase all of the Outstanding Notes on any Payment Date following the third anniversary of the Cut-off Date in an amount sufficient to (i) prepay in full the Notes, together with all accrued and unpaid interest, (ii) pay all amounts outstanding to the Insurer and the Indenture Trustee and (iii) pay the required amount of Prepayment Consideration by giving written notice to the Indenture Trustee and the Insurer not later than 60 days prior to the anticipated date of purchase; provided, however, that if the aggregate Outstanding Principal Balance of the Notes at the time of election is less than or equal to 10% of the aggregate initial Principal Balance of the Notes, the Issuer shall not be required to pay any amount in respect of Prepayment Consideration. In the event such option is exercised, the Issuer shall deposit in the Collection Account not later than the Remittance Date relating to the Payment Date on which the final payment on the Notes is to occur an amount in immediately available funds equal to the amount described above. Upon confirmation that such final deposit has been made, the Indenture Trustee shall release or cause to be released to the Issuer the Lease Files for the remaining Mortgaged Properties and Leases and the Indenture Trustee shall execute all assignments, endorsements and other instruments furnished to it by the Issuer without recourse, as shall be necessary to effectuate transfer of the Mortgaged Properties and Leases to the Issuer or its designee.

                  Section 3.02 Application of Trust Money. Subject to the provisions of Section 2.12, Section 7.01 and Section 5.10, all Cash deposited with the Indenture Trustee pursuant to Section 3.01 shall be held in the Payment Account and applied by the Indenture Trustee, in accordance with the provisions of the Notes and this Indenture, to pay to the Persons entitled thereto the amounts to which such Persons are entitled pursuant to the provisions hereof.

ARTICLE IV

EVENTS OF DEFAULT; REMEDIES

                  Section 4.01 Events of Default.

                  “Event of Default,” wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) a draw is made on the Insurance Policy in accordance with the terms thereof;

                  (b) the failure of the Issuer to pay interest or principal due on the Notes on any Payment Date (without giving effect to the Insurance Policy);

                  (c) the Issuer fails to retire any Class of Notes at the Stated Maturity of such Class of Notes;

                  (d) (i) the impairment of the validity or effectiveness of this Indenture or the lien of this Indenture or any Mortgage, the subordination of the lien of any Mortgage or the failure of the lien of the Mortgages or the lien on any other part of the Collateral to constitute a valid first priority perfected security interest in the Collateral, provided that if susceptible of cure, no Event of Default shall arise pursuant to this clause (d) until the continuation of any such default unremedied for a period of 5 days or, with respect to the lien of any Mortgage, 30 days after receipt by the Issuer of notice thereof, or (ii) the creation of any mechanic’s, materialman’s or other lien or encumbrance, other than a Permitted Encumbrance and subject to the Issuer’s right to contest such lien pursuant to Section 9.12(b), on any part of the Collateral in addition to the lien of any Mortgage, which lien is not removed of record or otherwise insured over to Indenture Trustee’s satisfaction within forty-five (45) days of the filing or recording of such lien;

                  (e) if the Issuer fails to cure properly any material violations of laws or ordinances affecting or which may be interpreted to affect any Mortgaged Property within thirty (30) days after the Issuer first receives notice of any such violations; provided that, if such violations are susceptible to cure but cannot reasonably be cured within such thirty (30) day period, so long as the Issuer is diligently seeking to cure such violations, such thirty (30) day period shall be extended for such period, not to exceed sixty (60) days after such notice, subject to the consent of the Insurer, which consent shall not be unreasonably withheld, conditioned or delayed;

                  (f) any material default in the observance or performance of any other covenants or agreements on the part of the Issuer contained in this Indenture which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by any other party hereto or the Issuer becomes aware of any such breach; provided, however, if such default is reasonably susceptible of cure, but not within such thirty (30) day period, then the Issuer may be permitted up to an additional one hundred twenty (120) days to cure such default provided that the Issuer diligently and continuously pursues such cure;

                  (g) any breach on the part of the Issuer of any representation or warranty contained in this Indenture or in any certificate furnished to the Indenture Trustee that materially and adversely affects the interests of the Indenture Trustee, on behalf of the Noteholders and the Insurer, which remains unremedied for five (5) days after the earlier of the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the Issuer by any other party hereto or the Issuer becomes aware of any such breach;

                  (h) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities and reorganization or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Issuer or the Issuer GP and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days;

                  (i) the Issuer shall voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of the Issuer or the Issuer GP or of, or relating to, all or substantially all of the assets of the Issuer or the Issuer GP;

                  (j) either the Issuer or the Issuer GP shall amend, modify or otherwise change its organizational documents in any manner that would affect its status as a single-purpose, bankruptcy-remote entity without the Directing Holder’s prior written consent;

                  (k) any monetary default by the Issuer under any Transaction Document, other than the Indenture or the Notes, which monetary default continues beyond any applicable cure period set forth in such Transaction Document, or if no cure period is set forth in such document, such default continues unremedied for a period of five (5) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Indenture Trustee or the Insurer;

                  (l) any material default in the observance or performance of any non-monetary covenant or agreement on the part of the Issuer contained in any Transaction Document, other than the Indenture or the Notes, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Issuer by the Indenture Trustee or the Insurer, provided, however, if such default is reasonably susceptible of cure, but not within such thirty (30) day period, then the Issuer may be permitted an additional thirty (30) days to cure such default provided the Issuer diligently and continuously pursues such cure; or

                  (m) any default on the obligations of the Issuer under any Transaction Document that is deemed an “Event of Default under the Indenture” pursuant to the terms of such Transaction Document.

                  Section 4.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, the Indenture Trustee (i) may, with the consent of the Insurer, (ii) shall, at the direction of the Insurer, so long as no Insurer Default has occurred and is continuing, and (iii) shall, at the direction of the Noteholders representing more than 50% of the aggregate Principal Balance of the Notes and with the consent of the Insurer, declare all of the Notes to be immediately due and payable.

                  At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due in respect of the Notes has been obtained by the Indenture Trustee as hereinafter provided in this Article IV, subject to the consent of the Insurer, the Noteholders representing more than 50% of the aggregate Principal Balance of the Notes, by written notice to the Issuer and to the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                  (a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(i) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(ii) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and counsel; and

(iii) all amounts owed to the Insurer by the Issuer under the Insurance Agreement.

                  (b) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by virtue of such acceleration, have been cured or waived as provided in Section 4.12.

                  No such rescission and annulment shall affect any subsequent default or impair any right consequent thereto.

                  Section 4.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) If the Issuer fails to pay all amounts due upon an acceleration of the Notes under Section 4.02 forthwith upon demand and such declaration and its consequences shall not have been rescinded and annulled, the Indenture Trustee, in its capacity as Indenture Trustee and as trustee of an express trust, and with the consent of the Insurer, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer or any other obligor upon such Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the Collateral, wherever situated, or may institute and prosecute such non-judicial proceedings in lieu of judicial proceedings as are then permitted by applicable law.

                  (b) If an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion and in any order, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or any Mortgage or by law.

                  (c) In case (x) there shall be pending, relative to the Issuer or any Person having or claiming an Ownership Interest in the Collateral, proceedings under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, (y) a receiver, assignee, debtor-in-possession or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or shall have taken possession of the Issuer or its property or such Person or (z) there shall be pending a comparable judicial proceeding brought by creditors of the Issuer or affecting the property of the Issuer, the Indenture Trustee, irrespective of whether the principal of or interest on any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective attorneys, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of willful misconduct, negligence or bad faith of the Indenture Trustee) and of the Noteholders allowed in such proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their and its behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective attorneys, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of willful misconduct, negligence or bad faith of the Indenture Trustee or predecessor Indenture Trustee.

                  (d) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any related Noteholder or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

                  (e) In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such proceedings.

                  (f) All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered, subject to the payment priorities of Section 2.12(c).

                  Section 4.04 Remedies. If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable pursuant to Section 4.02 hereof and such declaration and its consequences shall not have been rescinded and annulled, the Indenture Trustee, with the consent of the Insurer, may do one or more of the following:

                  (a) institute, or cause to be instituted, Proceedings for the collection of all amounts then payable on or under the Mortgages or this Indenture with respect to the Notes, whether by declaration of acceleration or otherwise of the sums due and unpaid, prosecute such Proceedings, enforce any judgement obtained and collect from the Collateral the monies adjudged to be payable;

                  (b) liquidate, or cause to be liquidated, all or any portion of the Collateral at one or more public or private sales called and conducted in any manner permitted by applicable law; provided, however, that the Indenture Trustee shall give the Issuer written notice of any private sale called by or on behalf of the Indenture Trustee pursuant to this Section 4.04(b) at least 10 days prior to the date fixed for such private sale;

                  (c) institute, or cause to be instituted, Foreclosure Proceedings of all or part of the Collateral;

                  (d) exercise, or cause to be exercised, any remedies of a secured party under the UCC;

                  (e) maintain the lien of this Indenture and the Mortgages over the Collateral and, in its own name or in the name of the Issuer or otherwise, collect and otherwise receive in accordance with the Property Management Agreement any money or property at any time payable or receivable on account of or in exchange for the Leases and the Mortgaged Properties in the Collateral;

                  (f) take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee hereunder; and

                  (g) exercise, or cause to be exercised, any remedies contained in any Mortgage;

provided, however, that the Indenture Trustee shall not, unless required by law, sell or otherwise liquidate all or any portion of the Collateral following any Event of Default except in accordance with Section 4.15.

                  In the event that the Indenture Trustee, following an Event of Default hereunder, institutes Foreclosure Proceedings, the Indenture Trustee shall promptly give a notice to that effect to the Issuer, the Insurer and each Rating Agency.

                  Section 4.05 Application of Money Collected. Any money collected by the Indenture Trustee pursuant to this Article shall be deposited in the Payment Account and, on each Payment Date, all net proceeds available for payment to Noteholders shall be applied pro rata, based on the Principal Balance of each Class of Notes, to the holders of the Class A-1a, Class A-1b, Class A-2 and Class A-3 Notes and, in case of the distribution of such money on account of the principal of or interest on the Notes, upon presentation and surrender of the Notes if fully paid.

                  Section 4.06 Limitation on Suits. Except as provided in Section 4.07, no Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(2) the Controlling Class shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(3) such Noteholder or Noteholders have offered to the Indenture Trustee adequate indemnity or security satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding;

(5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 30-day period by the Noteholders holding more than 50% in Principal Balance of Outstanding Notes; and

(6) an Event of Default shall have occurred and be continuing;

it being understood and intended that no one or more of such Noteholders shall have any right in any manner whatever by virtue of, or by availing itself or themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Noteholders, or to obtain or to seek to obtain priority or preference over any other of such Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Noteholders. Subject to the foregoing restrictions, the Noteholders may exercise their rights under this Section 4.06 independently.

                  Section 4.07 Unconditional Right of Noteholders to Receive Principal and Interest. Subject to Sections 4.06 and 12.20, the Holder of any Note at Maturity shall have the right, which is absolute and unconditional, to receive payments of interest, principal and other amounts then due on such Note and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Noteholder, unless a non-payment has been cured pursuant to the next to last paragraph of Section 4.02. The Issuer shall, however, be subject to only one consolidated lawsuit by the Noteholders, or by the

Indenture Trustee on behalf of the Noteholders, for any one cause of action arising under this Indenture or otherwise.

                  Section 4.08 Restoration of Rights and Remedies. If the Indenture Trustee, the Insurer or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued, waived, rescinded or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee, the Insurer and the Noteholders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Persons shall continue as though no such proceeding had been instituted.

                  Section 4.09 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Indenture Trustee, the Insurer or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 4.10 Delay or Omission Not Waiver. No delay or omission of the Indenture Trustee, the Insurer or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Indenture Trustee, the Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, to the extent permitted by applicable law, by the Indenture Trustee or the Noteholders, as the case may be.

                  Section 4.11 Control by Noteholders. The Noteholders holding more than 50% in aggregate Principal Balance of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee under Section 4.04, subject to the consent of the Insurer, or exercising any trust or power conferred on the Indenture Trustee, provided that such direction shall not be in conflict with any rule of law or with this Indenture or involve the Indenture Trustee in personal liability, and provided, further, that the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

                  Section 4.12 Waiver of Past Defaults. Prior to the acceleration of the Maturity of the Notes, the Controlling Class may, on behalf of the Noteholders of all the Notes waive any past default hereunder and its consequences, except a default:

(1) in the distribution of principal on or interest on any Note, which waiver shall require the consent by Noteholders holding 100% in aggregate Principal Balance of the Affected Notes;

(2) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Affected Note, which waiver shall require the consent by each Holder of an Affected Note;

(3) depriving the Indenture Trustee of a lien on any part the Collateral, which a waiver shall require the consent of the Indenture Trustee; or

(4) depriving the Indenture Trustee of any fees, reimbursement, or indemnification, to which the Indenture Trustee is entitled, which waiver shall require the written consent of the Indenture Trustee.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any costs or expenses incurred by the Indenture Trustee in connection with such acceleration and prior to such waiver shall be reimbursable to the Indenture Trustee as an Extraordinary Expense from amounts on deposit in the Payment Account. The Indenture Trustee shall deliver written notice of any such waiver to Moody’s.

                  Section 4.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses based on time expended, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Issuer, or to any suit instituted by the Indenture Trustee, or to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate at least 25% in aggregate Principal Balance of Outstanding Notes or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Maturity of such Note.

                  Section 4.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of such law and covenants that it will not hinder, delay or impede the exercise of any power herein granted to the Indenture Trustee, but will suffer and permit the exercise of every such power as though no such law had been enacted.

                  Section 4.15 Sale of Collateral. (a) The power to effect any public or private sale of any portion of the Collateral pursuant to Section 4.03 or 4.04 hereof shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until either the entire Collateral shall have been sold or all amounts payable on the Notes, to the Insurer, and under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any such sale but such waiver does not apply to any amounts to which the Indenture Trustee is otherwise entitled under Section 5.04 of this Indenture. The Indenture Trustee shall be entitled to retain from the proceeds of any sale of the Collateral pursuant to this Section 4.15 any unpaid amounts owed to it under this Indenture and any reasonable costs or expenses incurred by the Indenture Trustee in connection with such sale (including the reasonable costs of agents and attorneys hired by the Indenture Trustee in connection with such sale) prior to the distribution of such amounts pursuant to Section 2.12 hereto.

                  (b) Subject to Section 4.15(c), the Indenture Trustee shall not sell the Collateral, or any portion thereof, unless the Insurer consents and:

(i) the Controlling Class consents to or directs the Indenture Trustee to make the related sales; or

(ii) the proceeds of such liquidation would be greater than or equal to the aggregate Principal Balance then Outstanding plus all accrued and unpaid interest, and any amounts owed to the Insurer and the Indenture Trustee.

                  The foregoing provisions of this Section 4.15 shall not preclude or limit the ability of the Indenture Trustee to purchase all or any portion of the Collateral at any sale, public or private, and the purchase by the Indenture Trustee of all or any portion of the Collateral at any sale shall not be deemed a sale or disposition thereof for purposes of this Section 4.15(b).

                  (c) In the event that the Notes are not fully paid on the Stated Maturity, the Insurer shall have the right to control the sale of the Collateral.

                  (d) In connection with a sale of all or any portion of the Collateral:

(i) any Holder or Holders of Notes or the Insurer may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(ii) the Indenture Trustee shall execute and deliver, without recourse, an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a sale thereof;

(iii) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey the Issuer’s interest in any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale; and

(iv) no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

                  Section 4.16 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of the Mortgages and this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral.

ARTICLE V

THE INDENTURE TRUSTEE

                  Section 5.01 Certain Duties and Responsibilities. The Issuer hereby irrevocably constitutes and appoints the Indenture Trustee and any Responsible Officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in place and stead of the Issuer and in the name of the Issuer or in its own name or in the name of a nominee, from time to time in the Indenture Trustee’s discretion, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture, all as set forth in this Section.

                  (a) The rights, duties and liabilities of the Indenture Trustee in respect of this Indenture shall be as follows:

(i) The Indenture Trustee shall have the full power and authority to do all things not inconsistent with the provisions of this Indenture that it may deem advisable in order to enforce the provisions hereof or to take any action with respect to a default or an Event of Default hereunder, or to institute, appear in or defend any suit or other proceeding with respect hereto, or to protect the interests of the Noteholders. The Indenture Trustee shall not be answerable or accountable except under the relevant UCC for its own bad faith, willful misconduct or negligence. The Issuer shall prepare and file or cause to be filed, at the Issuer’s expense, and the Issuer shall execute, if required to be executed, a UCC Financing Statement, describing the Issuer as debtor, the Indenture Trustee as secured party and the Collateral as the collateral, in all appropriate locations in the State of Delaware promptly following the initial issuance of the Notes, and the Indenture Trustee shall prepare and file at each such office, and the Issuer shall execute, if required to be executed under the relevant UCC, continuation statements with respect thereto, in each case within six months prior to each fifth anniversary of the original filing. The Indenture Trustee is hereby authorized and obligated to make, at the expense of the Issuer, all required filings and refilings of which the Indenture Trustee becomes aware, necessary to preserve the liens created by the Mortgages and this Indenture as provided therein and herein. The Indenture Trustee shall not be required to take any action to exercise or enforce the trusts hereby created which, in the opinion of the

Indenture Trustee, shall be likely to involve expense or liability to the Indenture Trustee, unless the Indenture Trustee shall have received an agreement satisfactory to it in its sole reasonable discretion to indemnify it against such liability and expense. Except as otherwise expressly provided herein, the Indenture Trustee shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements contained herein, or in any other instruments to be performed or observed by the Issuer;

(ii) Subject to the other provisions of this Article V, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders, or other instruments furnished to the Indenture Trustee that are specifically required to be furnished pursuant to any provisions of this Indenture, shall examine them to determine whether they are on their face in the form required by this Indenture to the extent expressly set forth herein. If any such instrument is found on its face not to conform to the requirements of this Indenture in a material manner, the Indenture Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Indenture Trustee’s reasonable satisfaction, the Indenture Trustee will provide notice thereof to the Noteholders. The Indenture Trustee shall not incur any liability in acting upon any signature, notice, request, consent, certificate, opinion, or other instrument reasonably believed by it to be genuine. In administering the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereunder directly or through its agents or attorneys, provided that it shall remain liable for the acts of all such agents and attorneys. The Indenture Trustee may, at its own expense (except as otherwise provided in Section 5.04), consult with counsel, accountants and other professionals to be selected and employed by it, and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice of any such Person nor for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) The Indenture Trustee shall not, except as otherwise provided in Section 5.01(a)(i), have any duty to make, arrange or ensure the completion of any recording, filing or registration of any instrument or other document (including any UCC Financing Statements), or any amendments or supplements to any of said instruments or to determine if any such instrument or other document is in a form suitable for recording, filing or registration, and the Indenture Trustee shall not have any duty to make, arrange or ensure the completion of the payment of any fees, charges or taxes in connection therewith;

(iv) Whenever in performing its duties hereunder, the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee may, in the absence of bad faith on the part of the Indenture Trustee, rely upon (unless other evidence in respect thereof be specifically prescribed herein) an Officer’s Certificate of the Issuer GP on behalf of the Issuer, and such Officer’s Certificate shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it on the faith thereof;

(v) Except in its capacity as successor to the Property Manager, the Indenture Trustee shall not have any obligations to see to the payment or discharge of any liens (other than the liens of this Indenture and the Mortgages) upon the Collateral, or to see to the application of any payment of the principal of or interest on any note secured thereby or to the delivery or transfer to any Person of any property released from any such lien, or to give notice to or make demand upon any mortgagor, mortgagee, trustor, beneficiary or other Person for the delivery or transfer of any such property. The Indenture Trustee (and any successor trustee or co-trustee in its individual capacity) nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens or encumbrances on the Collateral, arising as a result of the Indenture Trustee (or such successor trustee or co-trustee, as the case may be) acting negligently, in bad faith or with willful misconduct in its capacity as Indenture Trustee (or such successor trustee or co-trustee, as the case may be); and

(vi) The Indenture Trustee shall not be concerned with or accountable to any Person for the use or application of any deposited monies or of any property or securities or the proceeds thereof that shall be released or withdrawn in accordance with the provisions hereof or of any property or securities or the proceeds thereof that shall be released from the lien hereof or thereof in accordance with the provisions hereof or thereof and the Indenture Trustee shall not have any liability for the acts of other parties to this Indenture that are not in accordance with the provisions hereof.

                  (b) The rights, duties and liabilities of the Indenture Trustee in respect of the Collateral and this Indenture, in addition to those set forth in Section 5.01(a), shall be as follows:

(i) except during the continuance of an Event of Default with respect to the Notes, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii) the Indenture Trustee may, in the absence of bad faith on its part, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished by the Issuer to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture, to the extent expressly set forth herein.

                  (c) Subject to Section 4.12 hereof, in case an Event of Default known to the Indenture Trustee with respect to the Notes has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Mortgages, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (d) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsections (a), (b) or (c) of this Section;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of the Noteholders of more than 50% (unless a lower or higher percentage of Noteholders is expressly permitted or required to authorize such action hereunder, in which case such lower or higher percentage) in aggregate Principal Balance of the Outstanding Notes, the Insurer or the Controlling Class, as applicable, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes; and

(iv) the Indenture Trustee shall not be charged with knowledge of an Event of Default or a default in the observance of any covenant contained in Article IX or Article X unless either (i) a Responsible Officer of the Indenture Trustee shall have actual knowledge of such default or (ii) written notice of such default shall have been given by the Issuer or by any Noteholder to and received by a Responsible Officer of the Indenture Trustee.

                  (e) The Issuer hereby directs the Indenture Trustee to execute and deliver the Collection Account Agreement, the Property Management Agreement, the Insurance Agreement and the SNDAs.

                  Section 5.02 Notice of Defaults. The Indenture Trustee, promptly but not later than three (3) Business Days after a Responsible Officer of the Indenture Trustee acquires actual knowledge of the occurrence of any default under this Indenture, shall notify the Issuer, the Insurer, the Noteholders and the Rating Agencies of any such default (a “Notice of Default”), unless all such defaults known to the Indenture Trustee shall have been cured before the giving of such notice or unless the same is rescinded and annulled, or waived by the Noteholders and the Insurer pursuant to Section 4.02 or Section 4.12; provided that, except in the case of a default in the payment of the principal of or interest on any of the Notes, the Indenture Trustee shall be protected in withholding such notice to the Noteholders for a period of no longer than 30 days if and so long as the board of directors, the executive committee or a trust committee composed of directors and/or Responsible Officers of the Indenture Trustee reasonably and in good faith determines that the withholding of such notice is in the best interest of the Noteholders. For the purpose of this Section 5.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

                  Section 5.03 Certain Rights of Indenture Trustee. Subject to the provisions of Section 5.01, in connection with this Indenture:

                  (a) the Indenture Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties as may be required by such party or parties pursuant to the terms of this Indenture;

                  (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the board of directors of the Issuer GP may be sufficiently evidenced by a Resolution, and any request or direction of the Insurer mentioned herein shall be sufficiently evidenced by an Insurer Order;

                  (c) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

                  (d) the Indenture Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel rendered thereby shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders or the Insurer pursuant to this Indenture, unless such Noteholders or the Insurer, as applicable, shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

                  (f) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Indenture Trustee in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

                  (g) the Indenture Trustee may, at its own expense (except as otherwise provided in Section 5.04), execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys of the Indenture Trustee, provided that it shall remain liable for the acts of all such attorneys and agents;

                  (h) the Indenture Trustee shall not be required to provide any surety or bond of any kind in connection with the execution or performance of its duties hereunder;

                  (i) except with respect to the representations made by it in Section 5.06, the Indenture Trustee shall not make any representations as to the validity or sufficiency of this Indenture; and

                  (j) the Indenture Trustee shall not at any time have any responsibility or liability with respect to the legality, validity or enforceability of the Collateral other than its failure to act in accordance with the terms of this Indenture or the Property Management Agreement.

                  Section 5.04 Compensation; Reimbursement; Indemnification. (a) Subject to Section 5.04(b), the Issuer hereby agrees:

(1) to pay or cause to be paid to the Indenture Trustee, in accordance with the terms of the Property Management Agreement, monthly, the Indenture Trustee Fee as compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

(2) to reimburse, indemnify or cause to be indemnified and hold harmless the Indenture Trustee, and its directors, officers, employees and agents, for any loss, liability, third party claim, reasonable expense or reasonable disbursements (including without limitation costs and expenses of litigation, and of investigation, reasonable counsel fees, damages, judgments and amounts paid in settlement) (A) incurred in connection with any act by the Indenture Trustee authorized by, and taken (including any actions taken by the Indenture Trustee or its agents pursuant to Article IV) with respect to, or omission on the part of the Indenture Trustee with respect to, this Indenture (and the transactions contemplated in connection therewith), the Property Management Agreement, the Collateral (including but not limited to protecting its interest in the Collateral or collecting any amount payable thereunder or in enforcing its rights with respect to the Collateral, whether or not any legal proceeding is commenced hereunder or under the Mortgages) or the Notes (other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Indenture Trustee’s obligations or duties under this Indenture), (B) arising out of or in any way relating to any one or more of the following: (i) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (ii) any use, nonuse or condition in, on or about any Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or any part thereof; and (iv) any failure of any Mortgaged Property to be in compliance with any Applicable Laws, or (C) arising out of or in any way relating to any tax on the making and/or recording of any Mortgage.

                  With respect to any third party claim:

(i) the Indenture Trustee shall give the Issuer, the Insurer and the Noteholders written notice thereof promptly after the Indenture Trustee shall have knowledge thereof;

(ii) while maintaining control over its own defense, the Indenture Trustee shall cooperate and consult fully with the Issuer in preparing such defense; and

(iii) notwithstanding the foregoing provisions of this Section 5.04(a), the Indenture Trustee shall not be entitled to reimbursement out of the Payment Account for settlement of any such claim by the Indenture Trustee entered into without the prior consent of the Issuer, which consent shall not be unreasonably withheld.

                  The provisions of this Section 5.04(a) shall survive the termination of this Indenture and the resignation or termination of the Indenture Trustee.

                  The Indenture Trustee agrees to fully perform its duties under this Indenture notwithstanding any failure on the part of the Issuer to make any payments, reimbursements or indemnifications to the Indenture Trustee pursuant to this Section 5.04(a); provided, however, that (subject to Sections 5.04(b) and 5.04(c)) nothing in this Section 5.04 shall be construed to limit the exercise by the Indenture Trustee of any right or remedy permitted under this Indenture in the event of the Issuer’s failure to pay any sums due the Indenture Trustee pursuant to this Section 5.04.

                  (b) The obligations of the Issuer set forth in Section 5.04(a) are nonrecourse obligations solely of the Issuer and will be payable only from the Collateral with respect to the Notes. The Indenture Trustee hereby agrees that it has no rights or claims against the Issuer directly and shall only look to the Collateral to satisfy the Issuer’s obligations under Section 5.04(a). The Indenture Trustee also hereby agrees not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of the Issuer.

                  (c) Upon the occurrence of an Event of Default resulting in an acceleration of Maturity of the Notes, the Indenture Trustee shall have, as security for the performance by the Issuer of its obligations under this Section 5.04 and the payment of other amounts owed to the Indenture Trustee in accordance with this Indenture, a lien ranking senior to the lien of the Notes upon all property and funds held or collected as part of the Collateral. The Indenture Trustee shall not institute any proceeding seeking the enforcement of such lien against the Collateral unless (i) such proceeding is in connection with a proceeding in accordance with Article IV hereof for enforcement of the lien of the Mortgages and this Indenture for the benefit of the Noteholders after the occurrence of an Event of Default (other than an Event of Default due solely to a breach of this Section 5.04) and a resulting declaration of acceleration of Maturity of such Notes that has not been rescinded and annulled, or (ii) such proceeding does not and will not result in or cause a sale or other disposition of the Collateral.

                  Section 5.05 Corporate Indenture Trustee Required; Eligibility. The Issuer hereby agrees that there shall at all times be an Indenture Trustee hereunder which shall be a bank (within the meaning of Section 2(a)(5) of the 1940 Act) organized and doing business under the laws of the United States or any State thereof, authorized under such laws to exercise corporate trust powers, having aggregate capital, surplus and undivided profits of at least $100,000,000, and subject to supervision or examination by Federal or State authority, the long-term debt of which is rated not lower than “A-2” by Moody’s and “A” by S&P, or is otherwise acceptable to each Rating Agency (as evidenced by Rating Agency Confirmations). If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital, surplus and undivided profits of such bank shall be deemed to be its combined capital, surplus and undivided profits as set forth in its most recent report of condition so published. The Indenture Trustee shall at all times meet the requirements of Section 26(a)(1) of the 1940 Act and shall in no event be an Affiliate of the Issuer or an Affiliate of any Person involved in the organization or operation of the Issuer or be directly or indirectly controlled by the Issuer. If at any time a Responsible Officer of the Indenture Trustee becomes aware that the Indenture Trustee has ceased to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  Section 5.06 Authorization of Indenture Trustee. The Indenture Trustee represents and warrants as to itself: that it is duly authorized under applicable Federal law, its charter and its by-laws to execute and deliver this Indenture, and to perform its obligations hereunder, including, without limitation, that (assuming it is enforceable against the other parties hereto) this Indenture constitutes its valid and binding obligation enforceable against it in accordance with the Indenture’s terms (subject to applicable bankruptcy and insolvency laws and general principles of equity), that it is duly authorized to accept the Grant to it of the Collateral and is authorized to authenticate the Notes, and that all corporate action necessary or required therefor has been duly and effectively taken or obtained and all federal and state governmental consents and approvals required with respect thereto have been obtained.

                  Section 5.07 Merger, Conversion, Consolidation or Succession to Business. Any corporation, bank, trust company or association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation, bank, trust company or association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                  Section 5.08 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee in accordance with the applicable requirements of Section 5.09.

                  (b) The Indenture Trustee may resign at any time by giving written notice thereof to the Issuer, the Insurer and the Rating Agencies. If the respective instruments of acceptance by a successor Indenture Trustee required by Section 5.09 shall not have been delivered to each such party within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of their respective successors.

                  (c) Subject to Section 5.08(a), the Indenture Trustee may be removed at any time with respect to the Notes by the Controlling Class and notice of such action by the Controlling Class shall be delivered to the Indenture Trustee, the Insurer and the Issuer.

                  (d) If at any time:

(i) the Indenture Trustee shall cease to be eligible under Section 5.05, or the representations of the Indenture Trustee in Section 5.06 shall prove to be untrue in any material respect, or the Indenture Trustee shall fail to resign after written request therefor by the Issuer GP on behalf of the Issuer or the Controlling Class; or

(ii) the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (i) the Issuer GP on behalf of the Issuer, may by written notice remove the Indenture Trustee, or (ii) subject to Section 4.13, the Insurer or any Noteholder may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

                  (e) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any cause, the Issuer GP on behalf of the Issuer, shall promptly remove by written notice the Indenture Trustee and appoint a successor Indenture Trustee, who shall comply with the applicable requirements of Section 5.09. If, within 60 days after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee shall not have been appointed by the Issuer GP on behalf of the Issuer and shall not have accepted such appointment in accordance with the applicable requirements of Section 5.09, then a successor Indenture Trustee shall be appointed by act of the Noteholders of more than 50% in aggregate Principal Balance of the Outstanding Notes delivered to the Issuer and the retiring Indenture Trustee, and the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.09, become the successor Indenture Trustee with respect to the Notes.

                  If, within 120 days after such resignation, removal or incapacity, or the occurrence of such vacancy, no successor Indenture Trustee shall have been so appointed and accepted appointment in the manner required by Section 5.09, the resigning Indenture Trustee may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

                  (f) The Issuer shall give notice of any resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee by giving notice of such event to the Rating Agencies and the Noteholders. Each notice shall include the name of the successor Indenture Trustee and the address of its corporate trust office.

                  Section 5.09 Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Indenture Trustee, the successor Indenture Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; but, on the request of the Issuer GP on behalf of the Issuer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its fees, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder, shall take such action as may be requested by the Issuer GP on behalf of the Issuer to provide for the appropriate interest in the Collateral (including, without limitation, the Mortgages) to be vested in such successor Trustee, but shall not be responsible for the recording of such documents and instruments as may be necessary to give effect to the foregoing.

                  Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts referred to in this Section.

                  No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

                  Section 5.10 Unclaimed Funds. Subject to the terms of this Indenture and the other Transaction Documents, the Indenture Trustee is required to hold any payments received by it with respect to the Notes that are not paid to the Noteholders in trust for the Noteholders. Notwithstanding the foregoing, at the expiration of two years following the Final Payment Date for the Notes, any monies set aside in accordance with Section 2.12(b) for payment of principal, interest and other amounts on such Notes remaining unclaimed by any lawful owner thereof, and, to the extent required by applicable law, any accrued interest thereon shall be remitted to the Issuer to be held in trust by the Issuer for the benefit of the applicable Noteholder until distributed in accordance with applicable law, and all liability of the Indenture Trustee with respect to such money shall thereupon cease; provided that the Indenture Trustee, before being required to make any such remittance, may, at the expense of the applicable Noteholder, payable out of such unclaimed funds, to the extent permitted by applicable law, and otherwise at the expense of the Issuer, cause to be published at least once but not more than three times in two newspapers in the English language customarily published on each Business Day and of general circulation, in New York, New York, a notice to the effect that such monies remain unclaimed and have not been applied for the purpose for which they were deposited, and that after a date specified therein, which shall be not less than 30 days after the date of first publication of said notice, any unclaimed balance of such monies then remaining in the hands of the Indenture Trustee will be paid to the Issuer upon its written directions to be held in trust for the benefit of the applicable Noteholder until distributed in accordance with applicable law. Any successor to the Issuer through merger, consolidation or otherwise or any recipient of substantially all the assets of the Issuer in a liquidation of the Issuer shall remain liable for the amount of any unclaimed balance paid to the Issuer pursuant to this Section 5.10.

                  Section 5.11 Illegal Acts. No provision of this Indenture or any amendment or supplement hereto shall be deemed to impose any duty or obligation on the Indenture Trustee to do any act in the performance of its duties hereunder or to exercise any right, power, duty or obligation conferred or imposed on it, which under any present or future law shall be unlawful, or which shall be beyond the corporate powers, authorization or qualification of the Indenture Trustee.

                  Section 5.12 Communications by the Indenture Trustee. The Indenture Trustee, if any principal of or interest on any Notes due and payable hereunder is not paid, shall send to the Issuer, within one Business Day after the Maturity thereof, a written demand for payment thereon.

                  Section 5.13 Separate Indenture Trustees and Co-Trustees. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting legal requirements applicable to it in the performance of its duties hereunder, the Indenture Trustee shall have the power to, and shall execute and deliver all instruments to, appoint one or more Persons to act as separate trustees or co-trustees hereunder, jointly with the Indenture Trustee, of any of the Collateral subject to this Indenture, and any such Persons shall be such separate trustee or co-trustee, with such powers and duties consistent with this Indenture as shall be specified in the instrument appointing such Person but without thereby releasing the Indenture Trustee from any of its duties hereunder. If the Indenture Trustee shall request the Issuer to do so, the Issuer shall join with the Indenture Trustee in the execution of such instrument, but the Indenture Trustee shall have the power to make such appointment without making such request. A separate trustee or co-trustee appointed pursuant to this Section 5.13 need not meet the eligibility requirements of Section 5.05.

                  (b) Every separate trustee and co-trustee shall, to the extent not prohibited by law, be subject to the following terms and conditions:

(i) the rights, powers, duties and obligations conferred or imposed upon such separate or co-trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate or co-trustee jointly, as shall be provided in the appointing instrument, except to the extent that under any law of any jurisdiction in which any particular act is to be performed any nonresident trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee;

(ii) all powers, duties, obligations and rights conferred upon the Indenture Trustee, in respect of the custody of all cash deposited hereunder shall be exercised solely by the Indenture Trustee; and

(iii) the Indenture Trustee may at any time by written instrument accept the resignation of or remove any such separate trustee or co-trustee, and, upon the request of the Indenture Trustee, the Issuer shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal, but the Indenture Trustee shall have the power to accept such resignation or to make such removal without making such request. A successor to a separate trustee or co-trustee so resigning or removed may be appointed in the manner otherwise provided herein.

                  (c) Such separate trustee or co-trustee, upon acceptance of such trust, shall be vested with the estates or property specified in such instruments, jointly with the Indenture Trustee, and the Indenture Trustee shall take such action as may be necessary to provide for (i) the appropriate interest in the Collateral to be vested in such separate trustee or co-trustee, (ii) the execution and delivery of any transfer documentation or bond powers that may be necessary to give effect to transfer of the lien of this Indenture and the Mortgages to the co-trustee. Any separate trustee or co-trustee may, at any time, by written instrument constitute the Indenture Trustee, its agent or attorney in fact with full power and authority, to the extent permitted by law, to do all acts and things and exercise all discretion authorized or permitted by it, for and on behalf of it and in its name. If any separate trustee or co-trustee shall be dissolved, become incapable of acting, resign, be removed or die, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Indenture Trustee, without the appointment of a successor to said separate trustee or co-trustee, until the appointment of a successor to said separate trustee or co-trustee is necessary as provided in this Indenture.

                  (d) Any notice, request or other writing, by or on behalf of any Noteholder, delivered to the Indenture Trustee shall be deemed to have been delivered to all separate trustees and co-trustees.

                  (e) Although co-trustees may be jointly liable, no co-trustee or separate trustee shall be severally liable by reason of any act or omission of the Indenture Trustee or any other such trustee hereunder.

ARTICLE VI

REPORTS TO NOTEHOLDERS

                  Section 6.01 Reports to Noteholders and Others. (a) Based solely on information with respect to the Collateral provided to the Indenture Trustee by the Property Manager and the Special Servicer pursuant to the Property Management Agreement (and the Indenture Trustee’s calculations based on such information), the Indenture Trustee shall prepare, or cause to be prepared, and make available either in electronic format or by first class mail on each Payment Date, or as soon thereafter as is practicable, to the Issuer, the Insurer, the Initial Non-MBIA Purchaser, each Rating Agency and each Noteholder a statement in the form of Exhibit B hereto (the “Trustee Report”) in respect of the payments made on such Payment Date setting forth the following:

(i) the amount on deposit in the Payment Account for such Payment Date;

(ii) with respect to such Payment Date, the aggregate amounts of interest and principal paid to each Class of Notes on such Payment Date;

(iii) the amount of any P&I Advance by the Property Manager or the Indenture Trustee included in the amounts distributed to the Noteholders on such Payment Date, stating separately the amounts allocable to interest and principal;

(iv) the aggregate Principal Balance of each Class of Notes after giving effect to payments of principal on such Payment Date;

(v) the rate per annum at which interest on each Class of Notes accrued for the Accrual Period relating to such Payment Date immediately preceding such Payment Date;

(vi) the aggregate amount of Unscheduled Proceeds (and the source thereof) made during the related Collection Period; and

(vii) the aggregate outstanding Advances and interest thereon as of the end of, and all interest paid on Advances during, the prior calendar month.

                  The Indenture Trustee shall promptly make each Trustee Report available via the Indenture Trustee’s Internet website to any Noteholder, Note Owner or prospective investor upon receipt by the Indenture Trustee from such person of a certification in the form of Exhibit G-1 or G-2 attached hereto, as applicable, and to the Insurer, the Issuer, designees of the Issuer, the Rating Agencies and the Initial Non-MBIA Purchaser. The Indenture Trustee’s Internet website will be located at “http://www.etrustee.net” or at such other address as the Indenture Trustee shall notify the parties hereto from time to time.

                  In connection with providing access to the Indenture Trustee’s Internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee shall not be liable for having disseminated information in accordance with this Indenture.

                  The Indenture Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

                  (b) Within a reasonable period of time after the end of each calendar year (but in no event more than 60 days following the end of such calendar year), the Indenture Trustee shall prepare, or cause to be prepared, make available either in electronic format or by first class mail to each Person who at any time during the calendar year was a Noteholder (i) a statement containing the aggregate amount of principal and interest payments on the Notes for such calendar year or applicable portion thereof during which such person was a Noteholder and (ii) such other customary information as the Indenture Trustee deems necessary or desirable for Noteholders to prepare their federal, state and local income tax returns including, without limitation (and to the extent provided to it by the Issuer which shall so cause such information to be provided), the amount of original issue discount accrued on the Notes, if applicable. The obligations of the Indenture Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code.

                  Section 6.02 Certain Communications with the Rating Agencies. Upon request by either Rating Agency, the Indenture Trustee shall make available or send, in the case of all material items, and shall endeavor to make available or send, in the case of all other items, a copy of each supplement, notice, certificate, request, demand, financial statement and amortization schedule sent by it or received by it pursuant to or in connection with the Indenture or the Collateral or any part thereof, other than statements of the Indenture Trustee’s fees and expenses sent by it to the Issuer and any other communications of a similar and solely administrative nature in the Indenture Trustee’s sole opinion, to such Rating Agency and the Insurer.

                  Section 6.03 Access to Certain Information. (a) The Indenture Trustee shall afford to the Issuer, the Property Manager, the Special Servicer, the Insurer, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Noteholder, access to any documentation regarding the Collateral within its control that may be required to be provided by this Indenture or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Indenture Trustee designated by it.

                  (b) The Indenture Trustee shall maintain at its office primarily responsible for administration of the Collateral and shall deliver to the Issuer, the Insurer, the Rating Agencies and, subject to the succeeding paragraph, any Noteholder or Person identified to the Indenture Trustee as a prospective transferee of a Note or an interest therein (at the reasonable request and, except for the Rating Agencies, expense of the requesting party), copies of the following items (to the extent that such items have been delivered to the Indenture Trustee or the Indenture Trustee can cause such items to be delivered to it without unreasonable burden or expense): (i) the Offering Circular or any other offering circular or disclosure document relating to the Notes, in the form most recently provided to the Indenture Trustee by the Issuer or by any Person designated by the Issuer; (ii) this Indenture, the Limited Partnership Agreement, the Property Management Agreement and any amendments hereto or thereto; (iii) all reports prepared by, and all reports delivered to, the Indenture Trustee, the Property Manager or the Special Servicer since the Closing Date; (iv) all Officer’s Certificates delivered by the Property Manager and the Special Servicer since the Closing Date pursuant to Section 3.13 of the Property Management Agreement and all Officer’s Certificates delivered by the Issuer GP on behalf of the Issuer since the Closing Date pursuant to Section 9.15 of this Indenture; (v) all accountants’ reports caused to be delivered by the Property Manager and the Special Servicer since the Closing Date pursuant to Section 3.14 of the Property Management Agreement; (vi) the most recent inspection report prepared by the Property Manager or the Special Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a) of the Property Management Agreement; (vii) any and all notices and reports with respect to any Mortgaged Property as to which environmental testing is contemplated by Section 9.33 of this Indenture; (viii) all Determination Date Reports, Special Servicer Reports since the Closing Date prepared pursuant to Section 4.01 of the Property Management Agreement; (ix) the Lease Files, including any and all modifications, waivers and amendments of the terms of each Lease entered into or consented to by the Property Manager or the Special Servicer and delivered to the Indenture Trustee pursuant to Section 3.19 of the Property Management Agreement or otherwise; and (x) any and all Officer’s Certificates and other evidence to support the Property Manager’s or the Special Servicer’s, as the case may be, determination that any Advance was or, if made, would be a Nonrecoverable Advance. The

Indenture Trustee shall make available copies of any and all of the foregoing items upon request of any party set forth in the previous sentence. However, the Indenture Trustee shall be permitted to require of such party the payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies as are requested by such party.

                  The Indenture Trustee will make available, upon reasonable advance notice and at the expense of the requesting party, copies of the above items to any Noteholder or Note Owner and to prospective purchasers of Notes; provided, that, as a condition to making such items available, the Indenture Trustee shall require (a) in the case of Noteholders or Note Owners, a confirmation executed by the requesting Person in the form of Exhibit G-1 hereto generally to the effect that such Person is a Noteholder or Note Owner, is requesting the information solely for use in evaluating such Person’s investment in the related Notes and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person and such Person’s prospective transferor in the form of Exhibit G-2 hereto generally to the effect that such Person is a prospective purchaser of Notes, is requesting the information solely for use in evaluating a possible investment in such Notes and will otherwise keep such information confidential.

                  (c) The Indenture Trustee shall not be liable for any dissemination of information made in accordance with Section 6.03(a) or (b).

ARTICLE VII

REDEMPTION

                  Section 7.01 Redemption of the Notes. The Notes shall not, either individually or collectively, be subject to mandatory or optional redemption by the Issuer after the issuance thereof, except as specifically set forth herein or in the Property Management Agreement.

ARTICLE VIII

SUPPLEMENTAL INDENTURES; AMENDMENTS

                  Section 8.01 Supplemental Indentures or Amendments without Consent of Noteholders. Without the consent of the Noteholders, but with consent of the Insurer, the Issuer, and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, or one or more amendments hereto or to the Notes or the Property Management Agreement for any of the following purposes:

(1) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee so long as the interests of the Noteholders or the Insurer would not be adversely affected;

(2) to correct any manifestly incorrect description, or amplify the description, of any property subject to the lien of the Mortgages or this Indenture;

(3) to modify the Indenture or the Property Management Agreement as required or made necessary by any change in applicable law, so long as the interests of the Noteholders would not be adversely affected;

(4) to add to the covenants of the Issuer or any other party for the benefit of the Noteholders, or to surrender any right or power conferred upon the Issuer under this Indenture or the Property Management Agreement;

(5) to add any additional Events of Default hereunder or Servicer Replacement Events under the Property Management Agreement, provided such action shall not adversely affect the interests of the Noteholders;

(6) to evidence and provide for the acceptance of appointment by a successor Indenture Trustee, Property Manager or Special Servicer; or

(7) to correct any typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision herein or in the Notes or the Property Management Agreement, provided such action shall not adversely affect the interests of the Noteholders.

                  No such supplemental indenture or amendment shall be effective unless the Indenture Trustee and the Insurer shall have first received, if requested by them, an Opinion of Counsel to the effect that such amendment will not (i) cause the Issuer to be treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code, (ii) cause the Notes to be characterized other than as indebtedness for federal income tax purposes or (iii) cause any of the Notes to be deemed to have been exchanged for a new debt instrument pursuant to Treasury Regulation §1.001-3, and the party requesting such supplemental indenture or amendment furnishes to the Indenture Trustee and the Issuer an opinion of Independent counsel that, where required above, such action will not adversely affect the interests of Noteholders.

                  Section 8.02 Supplemental Indentures with Consent of Noteholders. With the consent of the Insurer and the Noteholders of not less than 66 2/3% in aggregate Principal Balance of the Outstanding Notes, the Issuer, the Indenture Trustee and the Insurer may enter into one or more indentures supplemental hereto, or one or more amendments hereto or to the Notes or the Property Management Agreement, for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions hereof or thereof or modifying in any manner the rights of the Noteholders hereunder or thereunder; provided that no such supplemental indenture or amendment shall be effective unless the Indenture Trustee and the Insurer shall have first received, if requested by them, an Opinion of Counsel to the effect that such amendment will not (i) cause the Issuer to be treated as a publicly traded partnership taxable as a corporation under Section 7704 of the Code, (ii) cause the Notes to be characterized other than as indebtedness for federal income tax purposes or (iii) cause any of the Notes to be deemed to have been exchanged for a new debt instrument pursuant to Treasury Regulation §1.001-3; and provided, further, that no such supplemental indenture or amendment may, without the consent of the Noteholders of 100% in aggregate Principal Balance of the Outstanding Notes affected,

(1) change the Stated Maturity or the Payment Date of any principal, interest or other amount on the Notes;

(2) reduce the aggregate Principal Balance of any Class of Notes, or the related Note Rate herein;

(3) authorize the Indenture Trustee to agree to delay the timing of, or reduce the payments to be made on, the Leases except as described in this Indenture;

(4) change the coin or currency in which the principal of any Note or interest is payable;

(5) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity;

(6) reduce the percentage of the then aggregate Principal Balance of the Notes, the consent of whose holders is required for such amendment;

(7) change any obligation of the Issuer to maintain an office or agency in the places and for the purposes set forth in this Indenture;

(8) except as otherwise expressly provided in this Indenture or the Property Management Agreement, deprive the Indenture Trustee of the benefit of a first priority security interest in the Collateral;

(9) modify Section 2.12(c) of this Indenture; or

(10) release from the lien of the Mortgages or this Indenture (except as specifically permitted thereby or hereby or by any other Transaction Document on the date of execution thereof or hereof, respectively) all or any part of the Collateral except as described in this Indenture or by any other Transaction Document.

                  It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

                  Section 8.03 Delivery of Supplements and Amendments. Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture or amendment pursuant to the provisions hereof, the Indenture Trustee, at the expense of the Issuer payable out of the Collateral pursuant to Section 5.04, shall furnish a notice setting forth in general terms the substance of such supplemental indenture or amendment to the Rating Agencies and to each Noteholder at the address for such Noteholder set forth in the Note Register.

                  Section 8.04 Execution of Supplemental Indentures, etc. In executing, or accepting the additional trusts created by, any supplemental indenture or amendment permitted by this Article or in accepting the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, at the Issuer’s expense payable out of the Collateral pursuant to Section 5.04, and shall be fully protected in relying upon, an Opinion of

Counsel stating that the execution of such supplemental indenture, amendment or modification is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment or consent to any such modification which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

ARTICLE IX

COVENANTS; WARRANTIES

                  Section 9.01 Representations and Warranties of the Issuer. (a) The Issuer hereby represents and warrants to each of the other parties hereto as of the Closing Date:

(i) The Issuer is a limited partnership duly created and validly existing in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Indenture and the other Transaction Documents and to perform its obligations under this Indenture and the other Transaction Documents.

(ii) The execution and delivery by the Issuer of this Indenture and the performance by the Issuer of its obligations under this Indenture and the other Transaction Documents has been duly and validly authorized and directed and will not violate the Limited Partnership Agreement, any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any arbitrator, court or other Governmental Authority applicable to the Issuer or any of its assets, nor will such execution, delivery or performance require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action by, any arbitrator, court or other Governmental Authority or conflict with, or result in a breach or violation of, any indenture, mortgage, deed of trust, partnership agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer or any portion of the Collateral is a party or by which the Issuer or all or any portion of the Collateral is bound, which breach or violation would materially adversely affect either the ability of the Issuer to perform its obligations under this Indenture and the other Transaction Documents or the financial condition of the Issuer or the value of any Mortgaged Property as security for the Notes.

(iii) The Issuer has requisite power and authority to own the Mortgaged Properties and to transact the businesses in which it is now engaged. The Issuer is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Mortgaged Properties, its business and operations. The Issuer possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Mortgaged Properties and to transact the businesses in which it is now engaged, the failure of which to obtain would result in a material adverse affect on either the ability of the Issuer to perform its obligations under this Indenture and the other Transaction Documents or the financial condition of the Issuer or the value of any Mortgaged Property as security for the Notes. The sole business of the Issuer is the ownership of the Mortgaged Properties.

(iv) This Indenture and the other Transaction Documents have been duly executed and delivered by the Issuer and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Issuer, enforceable against the Issuer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v) [Reserved.]

(vi) The Issuer has no employee benefit plans and is not required to make any contributions to any employee benefit plans.

(vii) [Reserved.]

(viii) [Reserved.]

(ix) The Issuer (a) has not entered into this Indenture or any of the other Transaction Documents with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under this Indenture. Giving effect to the Notes contemplated by the Transaction Documents, the fair saleable value of the Issuer’s assets exceed and will, immediately following the execution and delivery of the Transaction Documents, exceed the Issuer’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of the Issuer’s assets is and will, immediately following the execution and delivery of the Transaction Documents, be greater than the Issuer’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. The Issuer’s assets do not and, immediately following the execution and delivery of the Transaction Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Issuer does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Issuer).

(x) The Issuer is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the 1940 Act; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which prevents the Issuer from entering into this Indenture.

(xi) The Transaction Documents and the Offering Circular do not contain any untrue statement of a material fact or omit to state any material fact necessary to make statements contained herein or therein not misleading.

(xii) The Notes, this Indenture, the other Transaction Documents and the organizational documents of the Issuer are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of the Notes, this Indenture, any of the other Transaction Documents or the organizational documents of the Issuer, or the exercise of any right thereunder, render this Indenture unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

(xiii) This Indenture is in full force and effect and there is no default or violation under this Indenture or any of the other Transaction Documents or the organizational documents of the Issuer by any party thereunder.

(xiv) [Reserved.]

(xv) Neither the Issuer nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of the Issuer’s assets or property, and the Issuer has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

(xvi) The Issuer is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code and the related Treasury Department regulations, including temporary regulations.

(xvii) The Issuer does not own any asset or property other than the Mortgaged Properties.

(xviii) The Issuer has not incurred any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), that has not been repaid in full other than (i) the Transaction Documents, and (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances. The limited partnership and limited liability company entities that have been merged into the Issuer on the Closing Date have no outstanding debts other than debts that will be refinanced with the proceeds from the issuance of the Notes and such entities have no other outstanding liabilities (either to any third parties or to CARS or any Affiliate of CARS). The Issuer has not acquired, as a result of such mergers, any debt or liabilities other than debt or liabilities permitted under the Transaction Documents.

(xix) The Issuer has not made any loans or advances to any third party (including any Affiliate or constituent party or any Affiliate of any constituent party).

(xx) The Issuer is solvent.

(xxi) The Issuer has done or caused to be done all things necessary to observe organizational formalities and preserve its existence.

(xxii) The Issuer is adequately capitalized for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(xxiii) The Issuer has maintained its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any Affiliate of any constituent party, or any other Person.

(xxiv) The Issuer has not guaranteed, become obligated for, pledged its assets as security for, or held itself out to be responsible for the debts or obligations of any other Person or the decisions or actions respecting the daily business or affairs of any other Person, except for (a) guarantees or pledges from which the Issuer has been released or (b) debts of certain Affiliates that have been merged into the Issuer and which debts have been assumed by the Issuer and form part of the indebtedness evidenced by the Notes.

(xxv) All of the assumptions made in that certain substantive non-consolidation opinion letter dated the date hereof, delivered by Winston & Strawn in connection with the Notes and any subsequent non-consolidation opinion delivered on behalf of the Issuer as required by the terms and conditions of this Indenture (the “Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, are true and correct in all material respects. Each Person other than the Issuer, if any, with respect to which an assumption is made in the Insolvency Opinion has complied with all of the assumptions made with respect to it in the Insolvency Opinion.

(xxvi) [Reserved.]

(xxvii) Upon the issuance of the Notes, the Indenture Trustee has a valid and enforceable first priority perfected lien or perfected security interest, as applicable, in the Collateral, subject only to exceptions permitted hereby.

(xxviii) The Indenture is not required to be qualified under the 1939 Act and that the Issuer is not required to be registered as an “investment company” under the 1940 Act.

                  (b) The Issuer hereby represents and warrants to each of the other parties hereto, as to the Mortgaged Properties, the Leases and the Tenants thereunder, as of the Closing Date, that:

(i) There are no pending actions, suits or proceedings, arbitrations or governmental investigations against the Issuer or the Mortgaged Properties, an adverse outcome of which would materially affect (a) the Issuer’s performance under the Notes, this Indenture or the other Transaction Documents, or the use of the Mortgaged Properties for the use currently being made thereof, the operation of the Mortgaged Properties as currently being operated or the value of the Mortgaged Properties or (b) the collectability or enforceability of the Mortgages with respect to the Mortgaged Properties or the related Leases.

(ii) The Issuer has good, marketable (or with respect the Mortgaged Properties located in Texas, indefeasible) and insurable title to the real property comprising part of each Mortgaged Property and good title to the balance of such Mortgaged Property, and has the full power, authority and right to execute, deliver and perform its obligations under this Indenture and under each Transaction Document to which the Issuer is a party, and to deed, encumber, mortgage, give, grant, bargain, sell, alienate, setoff, convey, confirm, pledge, assign and hypothecate the same and that the Issuer possesses an unencumbered fee estate in each Mortgaged Property and the Improvements thereon and that it owns each Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for Permitted Encumbrances and that each Mortgage is and will remain a valid and enforceable first lien on and security interest in the applicable Mortgaged Property, subject only to said exceptions.

(iii) The Permitted Encumbrances do not and will not materially and adversely affect (a) the ability of the Issuer to pay in full the principal and interest on the Notes in a timely manner or (b) the use of the Mortgaged Properties for the use currently being made thereof or the operation of the Mortgaged Properties as currently being operated.

(iv) Upon the execution by the Issuer and the recording of each Mortgage, and upon the execution and proper filing of UCC-1 financing statements, the Indenture Trustee will have a valid first lien on the Mortgaged Properties and a valid security interest in the Issuer’s interest in the Equipment (as defined in the Mortgages), if any, subject to no liens, charges or encumbrances other than the Permitted Encumbrances.

(v) Each Mortgaged Property is covered by an ALTA (or an equivalent form thereof as adopted in the applicable jurisdiction) Title Insurance Policy in the original principal amount of the related Allocated Loan Amount. The Title Insurance Policy insures, as of the date of such policy (or any date-down endorsement to such policy), that the related Mortgage is a valid first lien on the fee interest in such Mortgaged Property subject only to the Permitted Encumbrances (to the extent stated therein); such Title Insurance Policy is in full force and effect and is assignable to assignees of the insured in accordance with its terms.

(vi) The Issuer has no material financial obligation under any indenture, mortgage or other agreement or instrument to which the Issuer is a party or by which the Issuer or the Mortgaged Properties is otherwise bound, other than the Transaction Documents and obligations incurred in the ordinary course of the operation of the Mortgaged Properties.

(vii) The Mortgaged Properties have adequate rights of access to public ways and are served by adequate water, sewer, sanitary sewer and storm drain facilities. Except as disclosed in surveys delivered to the Indenture Trustee in connection with the issuance of the Notes, all public utilities necessary to the continued use and enjoyment of the Mortgaged Properties as presently used and enjoyed are located in the public right-of-way abutting the applicable Mortgaged Property or an adjacent Mortgaged Property, and all such utilities are connected so as to serve the Mortgaged Properties, directly from such public right-of-way, through such adjacent Mortgaged Property or through valid easements insured under the Title Insurance Policies. All roads necessary for the current utilization of the Mortgaged Properties have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the applicable Mortgaged Property or an adjacent Mortgaged Property.

(viii) Except as disclosed in the Title Insurance Policies, to the knowledge of the Issuer, there are no material pending or proposed special or other assessments for public Improvements or otherwise affecting the Mortgaged Properties, nor, to the knowledge of the Issuer, are there any contemplated Improvements to the Mortgaged Properties that may result in such special or other assessments.

(ix) There are no delinquent or unpaid Taxes affecting any Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of the representation and warranty, Taxes shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(x) Each related Mortgaged Property is free and clear of any mechanics’ and materialmen’s liens or liens in the nature thereof which would materially and adversely affect the value of such Mortgaged Property.

(xi) No material Improvements on any Mortgaged Property are located in an area designated as Flood Zone A or Flood Zone V by the Federal Emergency Management Administration except as may be shown on the surveys delivered to the Indenture Trustee in connection with the issuance of the Notes, for which Mortgaged Properties the Issuer has obtained flood insurance in accordance with the provisions of Section 3.07 of the Property Management Agreement.

(xii) All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Mortgaged Properties as an automobile dealership and servicing center (the “Licenses”), have been obtained and are in full force and effect except to the extent the failure of any such License to be in full force and effect would not have a material adverse effect on the Issuer or the use and operation of any Mortgaged Property. The Mortgaged Properties are free of material damage and are in good repair in all material respects, and, to Issuer’s knowledge, there is no proceeding pending for the total or material partial condemnation of, or affecting, the Mortgaged Properties.

(xiii) Except as illustrated on surveys delivered to the Indenture Trustee in connection with the issuance of the Notes, all of the material Improvements which were included in determining the Appraised Value of each Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property except to the extent such Improvements may encroach upon an adjoining Mortgaged Property, and no improvements on adjoining Mortgaged Properties, other than an adjoining Mortgaged Property, encroach materially upon any Mortgaged Property, and no easements or other encumbrances upon a Mortgaged Property encroach materially upon any of the Improvements, so as to affect the value or marketability of any Mortgaged Property, except those which are insured against by the Title Insurance Policies. Except as set forth on reports and surveys delivered to the Indenture Trustee in connection with the issuance of the Notes, all of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.

(xiv) Attached hereto as Schedule A is a true and correct list of all automobile dealership franchises operating at the Mortgaged Properties and the Issuer has received no notice of any material defaults under any franchise or operating agreements.

(xv) The survey of each Mortgaged Property delivered to the Indenture Trustee in connection with this Indenture has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which each Mortgaged Property is situated, is certified to the Indenture Trustee, its successors and assigns, and the title insurance company, with the signature and seal of a licensed engineer or surveyor affixed thereto and does not fail to reflect any material matter known to the Issuer affecting any Mortgaged Property or the title thereto.

(xvi) The Mortgaged Properties are in compliance in all material respects with all Recorded Covenants and all Legal Requirements, including, without limitation, building and zoning ordinances and codes, the failure of which to comply with the same would result in a material adverse effect on either the ability of the Issuer to perform its obligations under this Indenture and the other Transaction Documents or the financial condition of the Issuer or the value of any Mortgaged Property as security for the Notes.

(xvii) There has not been committed by the Issuer or any other Person in occupancy of or involved in the operation or use of the Mortgaged Properties any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Properties or any part thereof or any monies paid in performance of the Issuer’s obligations under any of the Transaction Documents.

(xviii) The Issuer is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect the Issuer or any Mortgaged Property, or the Issuer’s business, properties or assets, operations or condition, financial or otherwise. The Issuer is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which the Issuer or any of the Mortgaged Properties are bound, which default would materially adversely affect either the ability of the Issuer to perform its obligations under this Indenture and the other Transaction Documents or the financial condition of the Issuer or the value of any Mortgaged Property as security for the Notes. The Issuer has no material financial obligation under any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which the Issuer or the Mortgaged Properties is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Mortgaged Properties and (b) obligations under the Transaction Documents.

(xix) All financial data that have been delivered to the Indenture Trustee in respect of the Mortgaged Properties, including, to the Issuer’s knowledge, any such data relating to Tenants under Leases, (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Mortgaged Properties as of the date of such reports and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein; provided, however, it is expressly understood by each party hereto that any cost estimates, projections and other predictions contained in such data are not deemed to be representations of the Issuer. The Issuer does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to the Issuer and reasonably likely to have a materially adverse effect on any Mortgaged Property or the operation thereof as an automobile dealership and servicing center, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of the Issuer from that set forth in said financial statements.

(xx) To Issuer’s knowledge, no Condemnation or other proceeding has been commenced or is contemplated with respect to all or any material portion of any Mortgaged Property or for the relocation of roadways providing access to any Mortgaged Property.

(xxi) Each Mortgaged Property is comprised of one (1) or more parcels, which constitute a separate tax lot or lots, and does not constitute a portion of any other tax lot not a part of such Mortgaged Property.

(xxii) The Transaction Documents are not subject to any right of rescission, set-off, counterclaim or defense by the Issuer, including the defense of usury, nor would the operation of any of the terms of the Transaction Documents, or the exercise of any right thereunder, render the Transaction Documents unenforceable, and the Issuer has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

(xxiii) The Issuer has obtained and has delivered to the Indenture Trustee certificates of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Indenture or any of the other Transaction Documents. To the Issuer’s knowledge, no material pending claims have been made under any such policy, and no Person, including the Issuer, has done, by act or omission, anything which would materially impair the coverage of any such policy.

(xxiv) Each Mortgaged Property is used exclusively for automobile dealership and servicing center purposes, other appurtenant and related uses and other previously existing uses or other use permitted under the Permitted Leases.

(xxv) Except as set forth on Schedule B, (1) each Mortgaged Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects; (2) there exists no structural or other material defects or damages in any Mortgaged Property, whether latent or otherwise; and (3) no insurance company or bonding company has given notice of any defects or inadequacies in any Mortgaged Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

(xxvi) In connection with each Mortgaged Property with respect to which a Lease Guarantor has executed a Lease Guaranty with respect to all payments due under the related Lease:

(A) such Lease Guaranty is in full force and effect and to Issuer’s knowledge, there are no defaults by Lease Guarantor thereunder,

(B) such Lease Guaranty, on its face, (a) contains no conditions to such payment, other than a notice and right to cure; (b) provides that it is the guaranty of both the performance and payment of the financial obligations of the Tenant under the Lease; and (c) does not provide that the rejection of the Lease in a bankruptcy or insolvency of the Tenant shall affect the Lease Guarantor’s obligations under such Lease Guaranty.

(xxvii) Except as set forth on Schedule C:

(A) the Mortgaged Properties are not subject to any Leases other than the Leases described in the Lease Schedule attached hereto and made a part hereof and subleases or assignments thereunder. No Person has any possessory interest in any Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases and subleases or assignments permitted thereunder. The current Leases are in full force and effect and there are no material defaults thereunder by Issuer or any Tenant. No rent (including security deposits) has been paid more than one (1) month in advance of its due date. All material work to be performed by the Issuer under each Lease has been performed as required and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the Issuer to any Tenant has already been received by such Tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the rents received therein. Except as permitted under the Permitted Leases, no Tenant listed on the Lease Schedule has assigned its Lease or sublet all or any portion of the premises demised thereby, no such Tenant holds its leased premises under assignment or sublease, nor does anyone except such Tenant and its employees occupy such leased premises. Except as set forth in the Leases, no Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. No Tenant under any Lease has any right or option for additional space in the Improvements.

Schedule D sets forth a true and correct list of each Mortgaged Property that is subject to a Purchase Option or an option to terminate such Lease prior to Stated Maturity, together with the earliest date on which each such option may be exercised. The Issuer has no material monetary or nonmonetary obligations under any of the Leases;

(B) the Tenant under each Lease is in possession and paying rent pursuant to the applicable Lease; the Issuer is the owner of the lessor’s interest in each Lease;

(C) to Issuer’s knowledge, each Tenant has all material licenses, permits, material agreements, including without limitation franchise agreements, necessary for the operation and continuance of such Tenant’s business on the Mortgaged Property; to the knowledge of the Issuer, no Tenant is in default of its obligations under any such applicable license, permit or agreement, which default would materially adversely affect its business operations on the subject Mortgaged Property;

(D) neither the Issuer nor any Tenant is the subject of any bankruptcy or insolvency proceeding;

(E) there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the Issuer, or, to Issuer’s knowledge, the Mortgaged Properties or any Tenant that, if determined adversely to the Issuer or any Mortgaged Property or any Tenant, would materially and adversely affect the value of any Mortgaged Property, the ability of the Issuer to pay principal, interest or any other amounts due under the Notes, or the ability of any Tenant to pay any amounts due under the applicable Lease;

(F) the obligations of the related Tenant under the Lease, including, but not limited to, the obligation of Tenant to pay fixed and additional rent, are not affected by reason of: any prohibition, limitation, interruption, cessation, restriction, prevention or interference of Tenant’s use, occupancy or enjoyment of the leased property, except with respect to certain abatement rights in connection with casualty and condemnation which may be provided for under the related Lease;

(G) the Issuer, as landlord under the Lease, does not have any material monetary obligations under the Lease;

(H) every obligation associated with managing, owning, developing and operating the leased property, including, but not limited to, the costs associated with utilities, taxes, insurance, capital and structural improvements, maintenance and repairs is an obligation of Tenant;

(I) the Issuer does not have any material nonmonetary obligations under the Lease and has made no representation or warranty under the Lease, the breach of which would result in the abatement of rent, a right of setoff or termination of the Lease;

(J) the Leases do not provide the Tenant the ability to terminate the Lease for any reason except for the following: (i) a total condemnation and taking of the leased property; (ii) a partial condemnation and taking that renders the leased property unsuitable for the continuation of Tenant’s business; (iii) substantial damage to the leased property such that the improvements cannot be repaired so as to allow Tenant to conduct a substantial part of its business within a specified time period ranging from 1 year to 180 days; and (iv) damage to the leased property caused by casualty in the last 12 or 24 months of the lease term;

(K) the Tenant may not assign or sublease the leased property without the consent of the Issuer, and in the event the Tenant assigns or sublets the leased property, the Tenant remains primarily obligated under the Lease;

(L) Tenant has agreed to indemnify the Issuer from any claims relating to the Lease and the Mortgaged Property arising as a result of any environmental problem affecting such Mortgaged Property caused by Tenant during the term of its Lease;

(M) any obligation or liability imposed by any easement or reciprocal easement agreement is an obligation of Tenant, and the Issuer has no liability to Tenant for performance of the same;

(N) each Lease, including any renewal options, has a term ending on or after Stated Maturity;

(O) the Tenant under a Lease or related ancillary document (which document does not negate other representations and warranties set forth in this Section 9.01) is required to make rental payments directly to the Collection Account);

(P) each Tenant has executed an SNDA and each Lease is subordinate to the related Mortgage, subject to the related SNDA; and

(Q) in the event the Indenture Trustee acquires title to a Mortgaged Property by foreclosure or otherwise, the Issuer’s interest under the related Lease is freely assignable by the Indenture Trustee and its successors and assigns to any person without the consent of the Tenant, and in the event the Issuer’s interest is so assigned, the Tenant will be obligated to recognize the assignee as lessor under such Lease.

(xxviii) All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Mortgaged Properties to the Issuer have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Transaction Documents, including, without limitation, the Mortgages, have been paid, and, under current Legal Requirements, each of the Mortgages is enforceable in accordance with their respective terms by the Indenture Trustee (or any subsequent holder thereof).

(xxix) All appraisals relied upon in connection with the issuance of the Notes were performed by independent, third party MAI appraisers.

(xxx) To the Issuer’s knowledge, except as disclosed in the environmental reports delivered to the Indenture Trustee in connection with the issuance of the Notes, in all material respects: (a) each Mortgaged Property is not in violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), the Resource Conservation and Recovery Act, as amended (“RCRA”), the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state super-lien and environmental statutes and all rules and regulations adopted in respect to the foregoing laws whether presently in force or coming into being and/or effectiveness hereafter (collectively, “Environmental Laws”); (b) no Mortgaged Property is subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, “Hazardous Substances”); (c) no Hazardous Substances are or have been (including the period prior to the Issuer’s acquisition of each Mortgaged Property) released, discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from each Mortgaged Property other than in compliance with all Environmental Laws; and (d) no Hazardous Substances other than Hazardous Substances used or generated by any Tenant in the ordinary course of business and treated in accordance with applicable Environmental Laws (“Permitted Materials”), are present in, on or under any nearby real property which could migrate to or otherwise affect each Mortgaged Property.

(xxxi) To the Issuer’s knowledge, no asbestos or any substance or material containing asbestos (“Asbestos”) is located on any Mortgaged Property except as may have been disclosed in the Phase I environmental reports delivered to the Indenture Trustee in connection with the issuance of the Notes.

                  (c) The representations and warranties of the Issuer set forth in Sections 9.01(a) and 9.01(b) shall survive the execution and delivery of this Indenture and shall inure to the benefit of the Persons to whom and for whose benefit they were made for so long as the Issuer remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

                  Section 9.02 Maintenance of Office or Agency. The Issuer shall maintain or cause to be maintained an office or agency in the continental United States where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Indenture Trustee, the Insurer and the Noteholders of the location, and any change in the location, of such office or agency.

                  Section 9.03 Existence. The Issuer shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and corporate franchises and comply in all material respects with all Legal Requirements applicable to it and the Mortgaged Properties. There shall never be committed by the Issuer or any other Person in occupancy of or involved with the operation or use of the Mortgaged Properties any act or omission affording any Governmental Authority the right of forfeiture as against any Mortgaged Property or any part thereof or any monies paid in performance of the Issuer’s obligations under any of the Transaction Documents. The Issuer hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. The Issuer shall at all times maintain, preserve and protect, or cause to be maintained, preserved and protected, all franchises and trade names and preserve all the remainder of its property required for the conduct of its business and shall keep (or cause to be kept) the Mortgaged Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto. The Issuer shall keep (or cause the Tenants under the Lease to keep) the Mortgaged Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Indenture, the Property Management Agreement.

                  Section 9.04 Payment of Taxes and Other Claims. (a) Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges (the “Taxes”) levied or imposed upon the Issuer or upon the income, profits or property of the Issuer, or shown to be due on the tax returns filed by Issuer, except any such taxes, assessments, governmental charges or claims which the Issuer is in good faith contesting in appropriate proceedings and with respect to which adequate reserves are established if required in accordance with GAAP, provided, that such failure to pay or discharge will not cause a forfeiture of, or a lien (other than a Permitted Encumbrance) to encumber, any property included in the Collateral. Upon the written direction of Property Manager, the Indenture Trustee is authorized to pay out of the Payment Account, prior to making payments on the Notes, any such taxes, assessments, governmental charges or claims which, if not paid, would cause a forfeiture or sale of, or a lien (other than a Permitted Encumbrance) to encumber, any property included in the Collateral.

                  (b) After prior written notice to the Indenture Trustee and the Insurer, the Issuer, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall not be precluded by, and be conducted in accordance with the provisions of, any other instrument to which the Issuer is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) the Issuer shall promptly upon final determination thereof pay, or cause to be paid, the amount of any such Taxes, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes from the applicable Mortgaged Property; and (vi) the Issuer shall furnish such security as may be required in the proceeding, or as may be reasonably requested by the Indenture Trustee, as directed by the Controlling Class, to insure the payment of any such Taxes, together with all interest and penalties thereon; provided, that the Indenture Trustee shall not require the Issuer to post additional security if a contest is being conducted by a Tenant under a Lease (even if the Issuer has joined in such proceeding to accommodate Tenant’s contest) if such contest is conducted in accordance with the Lease and the Tenant has provided such security as the Issuer may be entitled to require under the Lease. The Indenture Trustee may pay over any such cash deposit or part thereof held by the Indenture Trustee to the claimant entitled thereto at any time when, in the judgment of the Indenture Trustee, the entitlement of such claimant is established.

                  Section 9.05 Litigation. The Issuer shall give prompt written notice to the Indenture Trustee of any litigation or governmental proceedings pending against the Issuer which might materially and adversely affect the Issuer’s condition (financial or otherwise) or business or any Mortgaged Property.

                  Section 9.06 Access to Mortgaged Properties. The Issuer shall permit agents, representatives and employees of the Indenture Trustee and the Insurer to inspect the Mortgaged Properties or any part thereof at reasonable hours upon reasonable advance notice, subject to the Leases.

                  Section 9.07 Notice of Default. The Issuer shall promptly advise the Indenture Trustee and the Insurer of any material adverse change in the Issuer’s condition, financial or otherwise not otherwise reported, or of the occurrence of any material Event of Default of which the Issuer has knowledge.

                  Section 9.08 Cooperate in Legal Proceedings. The Issuer shall cooperate fully with the Indenture Trustee with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of the Indenture Trustee hereunder or any rights obtained by the Indenture Trustee under any of the other Transaction Documents and, in connection therewith, permit the Indenture Trustee, at its election, to participate in any such proceedings.

                  Section 9.09 Perform Transaction Documents. The Issuer shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under, the Transaction Documents executed and delivered by, or applicable to, the Issuer.

                  Section 9.10 Insurance Benefits. The Issuer shall cooperate with the Indenture Trustee in obtaining for the Indenture Trustee the benefits of any proceeds of the insurance policies lawfully or equitably payable in connection with any Mortgaged Property, subject to the rights of Tenants under Permitted Leases and the terms of the Property Management Agreement, and the Indenture Trustee shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements) out of such insurance proceeds.

                  Section 9.11 [Reserved].

                  Section 9.12 Title to the Collateral; Lien. (a) The Issuer will warrant and defend (i) the title to each Mortgaged Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (ii) the validity and priority of the Liens of the Mortgages on the Mortgaged Properties, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. The Issuer shall reimburse the Indenture Trustee for any reasonable expenses (including reasonable attorneys’ fees and court costs) incurred by the Indenture Trustee if an interest in any Mortgaged Property, other than as permitted hereunder, is claimed by another Person.

                  (b) After prior written notice to the Indenture Trustee, the Issuer, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any liens affecting any of the Mortgaged Properties, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall not be precluded by, and shall be conducted in accordance with the provisions of, any other instrument to which the Issuer is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Mortgaged Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) the Issuer shall promptly upon final determination thereof pay, or cause to be paid, the amount of any such lien, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the enforcement of such contested Lien from the applicable Mortgaged Property; and (vi) the Issuer shall furnish such security as may be required in the proceeding, or as may be reasonably requested by the Indenture Trustee, to insure the payment of any such lien, together with all interest and penalties thereon. The Indenture Trustee may pay over any such cash deposit or part thereof held by the Indenture Trustee to the claimant entitled thereto at any time when, in the judgment of the Indenture Trustee, the entitlement of such claimant is established.

                  Section 9.13 Protection of Collateral. The Issuer, and, to the extent directed by the Issuer or the Insurer and the Controlling Class, the Indenture Trustee, will from time to time execute and deliver all such amendments and supplements hereto (subject to Sections 8.01 and 8.02) and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                  (a) Grant more effectively all or any portion of the Collateral securing the Notes;

                  (b) maintain or preserve the lien (and the priority thereof) of the Mortgages and this Indenture or carry out more effectively the purposes hereof;

                  (c) perfect, publish notice of, or protect the validity of any Grant made or to be made by or in the Mortgages or this Indenture; or

                  (d) preserve and defend title to the Collateral and the rights of the Indenture Trustee in the Collateral against the claims of all Persons and parties.

                  The Issuer hereby designates the Indenture Trustee, its agent and attorney-in-fact, to execute any financing statement, continuation statement or other instrument required pursuant to this Section 9.13; provided that, subject to and consistent with Section 5.01, the Indenture Trustee will not be obligated to prepare or file any such statements or instruments.

                  Section 9.14 Costs of Enforcement. In the event (a) that any Mortgage encumbering any Mortgaged Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any Mortgaged Property in which proceeding the Indenture Trustee is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Issuer or Issuer GP or an assignment by the Issuer or Issuer GP for the benefit of its creditors, the Issuer, its successors or assigns, shall be chargeable with and agrees to pay all reasonable costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by the Indenture Trustee or the Issuer in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

                  Section 9.15 Statement as to Compliance. The Issuer shall deliver to the Indenture Trustee, the Insurer and to each Rating Agency, within 120 days after the end of each fiscal year commencing with 2002, an Officer’s Certificate of the Issuer GP on behalf of the Issuer stating that, in the course of the performance by the officer executing such Officer’s Certificate of such officer’s present duties as an officer of the Issuer GP, such officer would normally obtain knowledge or have made due inquiry of employees of the Issuer and the Issuer’s Affiliates as to the existence of any condition or event which would constitute an Event of Default after notice or lapse of time or both and that to the best of the officer’s knowledge, (a) the Issuer has fulfilled all of its obligations under this Indenture in all material respects throughout such year, or, if there has been an Event of Default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof, and (b) no Event of Default has occurred and is continuing and no condition or event that would constitute an Event of Default after notice or lapse of time or both has occurred, or, if such an event has occurred and is continuing, specifying each such event known to such officer and the nature and status thereof.

                  Section 9.16 Issuer May Consolidate, etc., Only on Certain Terms. (a) For so long as the Notes are outstanding, the Issuer may not consolidate or merge with or into any other

Person or, except as otherwise permitted in the Property Management Agreement, convey or transfer the Collateral to any Person, without the consent of the Insurer and Noteholders with an aggregate Principal Balance of not less than 66 2/3% of the aggregate Principal Balance of the Outstanding Notes and unless:

(i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger or that acquires by conveyance or transfer the Collateral (the “Successor Person”), shall be a Person organized and existing under the laws of the United States of America or of any State thereof, shall have expressly assumed by written instrument, and executed and delivered such written instrument to the Indenture Trustee, the obligation (to the same extent as the Issuer was so obligated) to make payments of principal, interest and other amounts on all of the Notes and pay amounts owed to the Insurer and the obligation to perform every covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii) immediately after giving effect to such transaction, no default, no Event of Default shall have occurred and be continuing;

(iii) the Indenture Trustee and the Insurer shall have received Rating Agency Confirmation; and

(iv) the Issuer shall have delivered to the Indenture Trustee and the Insurer an Officers’ Certificate and an Opinion of Counsel, each to the effect that, such consolidation, merger, conveyance or transfer complies with and satisfies all conditions precedent relating to the transactions set forth in Section 9.16.

(v) the Successor Person shall have delivered to the Indenture Trustee and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that, with respect to a Successor Person that is a corporation, partnership or trust, such Successor Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Successor Person is organized; that the Successor Person has sufficient power and authority to assume the obligations set forth in clause (i) above and to execute and deliver an indenture supplement hereto for the purpose of assuming such obligation; that the Successor Person has duly authorized the execution, delivery and performance of any indenture supplement and that such supplemental indenture is a valid, legal and binding obligation of the Successor Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); and that, immediately following the event which causes the Successor Person to become the Successor Person, (A) the Successor Person has good and marketable title, free and clear of any lien, security interest or charge other than the lien and security interest of the Mortgages and this Indenture and any other lien permitted hereby to the Collateral and (B) the Indenture Trustee continues to have a perfected first priority security interest in the Collateral; and

                  (b) upon any consolidation or merger, or any conveyance or transfer of the Collateral securing the Notes, the Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Successor Person had been named as the Issuer herein. In the event of any such conveyance or transfer of the Collateral permitted by this Section 9.16, the Person named as the “Issuer” in the first paragraph of this Indenture, or any successor that shall theretofore have become such in the manner prescribed in this Article and that has thereafter effected such a conveyance or transfer, may be dissolved, would up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all of the then Outstanding Notes and from its obligations under this Indenture.

                  Section 9.17 Purchase of Notes. The Issuer may reacquire Notes, in its discretion, by open market purchases in privately negotiated transactions or otherwise.

                  Section 9.18 Performance of Issuer’s Duties by the Issuer GP. The duties of the Issuer will be performed on behalf of the Issuer by the Issuer GP pursuant to the Limited Partnership Agreement.

                  Section 9.19 Performance by the Issuer. The Issuer shall in a timely manner observe, perform, enforce and fulfill each and every covenant, term and provision of each Transaction Document executed and delivered by, or applicable to, the Issuer, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Transaction Document executed and delivered by, or applicable to, the Issuer without the prior written consent of the Directing Holder.

                  Section 9.20 Alterations. The Issuer shall obtain the Directing Holder’s prior written consent to any alterations to any Improvements. Notwithstanding the foregoing, the Directing Holder’s consent shall not be required in connection with any alterations (a) permitted to be made by Tenants under Permitted Leases, or (b) that will not have a material adverse effect on the Issuer’s financial condition or the value of the applicable Mortgaged Property.

                  Section 9.21 Further Acts, etc. The Issuer will, at the Issuer’s expense, and without expense to the Indenture Trustee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as the Indenture Trustee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto the Indenture Trustee the property and rights hereby deeded, mortgaged, given, granted, bargained, sold, alienated, offset, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which the Issuer may be or may hereafter become bound to convey or assign to the Indenture Trustee, or for carrying out the intention or facilitating the performance of the terms of this Indenture or for filing, registering or recording this Indenture. The Issuer will promptly execute and deliver and hereby authorizes the Indenture Trustee to execute in the name of the Issuer or without the signature of the Issuer to the extent the Indenture Trustee may lawfully do so, one or more financing statements or other instruments, to evidence more effectively the security interest of the Indenture Trustee in the Mortgaged Properties. Upon foreclosure, the appointment of a receiver or any other relevant action, the Issuer will, at the cost of the Issuer and without expense to the Indenture Trustee, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the

Mortgaged Properties. The Issuer grants to the Indenture Trustee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to the Indenture Trustee at law and in equity, including, without limitation, such rights and remedies available to the Indenture Trustee pursuant to this Section.

                  Section 9.22 Performance of Other Agreements. The Issuer shall observe and perform or cause to be performed in all material respects each and every term to be observed or performed by the Issuer pursuant to the terms of any material agreement or recorded instrument affecting or pertaining to the Mortgaged Properties, to the extent the failure to observe or perform the same would materially and adversely affect the Issuer’s interest in the Mortgaged Properties.

                  Section 9.23 Recording of Mortgages, etc. The Issuer forthwith upon the execution and delivery of this Indenture and thereafter, from time to time, will cause the Mortgages, and any security instrument creating a lien or security interest or evidencing the lien thereof upon the Mortgaged Properties and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest upon, and the interest of the Indenture Trustee in, the Mortgaged Properties. The Issuer will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of the Mortgages, any Mortgages supplemental thereto, any security instrument with respect to the Mortgaged Properties and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgages, any Mortgages supplemental thereto, any security instrument with respect to the Mortgaged Properties or any instrument of further assurance, except where prohibited by law so to do. The Issuer shall hold harmless and indemnify the Indenture Trustee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of the Mortgages.

                  Section 9.24 Handicapped Access. (a) The Issuer agrees that the Mortgaged Properties shall at all times strictly comply in all material respects to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 (if applicable), all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, “Access Laws”).

                  (b) Notwithstanding any provisions set forth herein or in any other document regarding the Indenture Trustee’s approval of alterations of the Mortgaged Properties, the Issuer shall not alter the Mortgaged Properties in any manner which would materially increase the Issuer’s responsibilities for compliance with the applicable Access Laws without the prior written approval of the Directing Holder. The foregoing shall apply to tenant improvements constructed by the Issuer or by any of its Tenants, except as otherwise permitted in the Permitted Leases without the Issuer’s consent. The Directing Holder may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to the Indenture Trustee. The Directing Holder shall use good faith efforts to respond to any request for approval hereunder within fifteen (15) days of receipt thereof.

                  (c) The Issuer agrees to give prompt notice to the Indenture Trustee and the Insurer of the receipt by the Issuer of any complaints related to material violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

                  Section 9.25 Insurance. The Issuer will be required to maintain insurance of the types and amounts set forth in the Property Management Agreement as of the date(s) set forth therein.

                  Section 9.26 [Reserved].

                  Section 9.27 Compliance with Legal Requirements. With respect to each Mortgaged Property:

                  (a) The Issuer shall promptly comply or cause compliance in all material respects with all existing and future Legal Requirements and Recorded Covenants, including, without limitation, building and zoning ordinances and codes, to the extent the failure to comply with the same would materially and adversely affect the Issuer’s interest in, use of or value of the Mortgaged Property.

                  (b) The Issuer shall give prompt notice to the Indenture Trustee of the receipt by the Issuer of any notice related to a material violation of any Legal Requirements and of the commencement of any proceedings or investigations which relate to compliance with Legal Requirements, only with respect to a material violation of any Legal Requirement that would materially and adversely affect the Issuer’s interest in, use of or value of the Mortgaged Property.

                  (c) After prior written notice to the Indenture Trustee, the Issuer, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting the Mortgaged Property, provided that (i) no Event of Default has occurred and is continuing under any Mortgage or this Indenture, (ii) the Issuer is permitted to do so under the provisions of any Lease and any other mortgage, deed of trust or deed to secure debt affecting the Mortgaged Property, (iii) such proceeding shall not be precluded by, and shall be conducted in accordance with, the provisions of any other instrument to which the Issuer or the Mortgaged Property is subject and shall not constitute a default thereunder, (iv) neither the Mortgaged Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor the Issuer shall be affected in any material adverse way as a result of such proceeding and (v) non-compliance with the Legal Requirements shall not impose criminal liability on the Issuer or the Indenture Trustee.

                  Section 9.28 Estoppel Certificates. After request by the Indenture Trustee, the Issuer shall within twenty (20) days furnish the Directing Holder with a statement, duly acknowledged and certified, setting forth (i) the original Principal Balance of the Notes, (ii) the outstanding Principal Balance of the Notes, (iii) the applicable Note Rate of each Class of Notes, (iv) the last Payment Date, (v) any offsets or defenses to the payment of the Notes, if any, and (vi) that the Notes, this Indenture, the Mortgages, the organizational documents of the Issuer and the other Transaction Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

                  Section 9.29 Use of Proceeds. The Issuer shall use the proceeds of the Notes to (a) repay and discharge, or cause to be repaid and discharged, any existing loans relating to the Mortgaged Properties, (b) pay costs and expenses incurred in connection with the closing of the transaction contemplated by this Indenture, as approved by the Directing Holder, (c) fund any working capital requirements of the Mortgaged Properties, and (d) distribute the balance, if any, to its partners.

                  Section 9.30 Other Rights, etc. It is agreed that the risk of loss or damage to the Mortgaged Property is on the Issuer, and the Indenture Trustee shall have no liability whatsoever for decline in value of the Mortgaged Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured.

                  Section 9.31 Right to Release Any Portion of the Collateral. The Indenture Trustee may, at the direction of the Property Manager with the consent of the Directing Holder, or shall, at the direction of the Directing Holder, release any portion of the Collateral without, as to the remainder of the Collateral, in any way impairing or affecting the lien or priority of this Indenture, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by the Indenture Trustee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof in accordance with the terms hereof and of the Property Management Agreement. The Indenture shall continue as a lien and security interest in the remaining portion of the Collateral to which it applies.

                  Section 9.32 Environmental Covenants. (a) So long as the Issuer owns or is in possession of each Mortgaged Property, the Issuer (i) shall keep or cause each Mortgaged Property to be kept free from Hazardous Substances other than Permitted Materials and in compliance with all Environmental Laws, (ii) shall promptly notify the Indenture Trustee and the Insurer if the Issuer shall become aware of any Hazardous Substances other than Permitted Materials on or near each Mortgaged Property and/or if the Issuer shall become aware that each Mortgaged Property is in direct violation of any Environmental Laws and/or if the Issuer shall become aware of any condition on or near each Mortgaged Property which violates any Environmental Laws and (iii) the Issuer shall cure such violations and remove any Hazardous Substances that pose a threat to the health, safety or welfare of humans, as shall be reasonably required by the Property Manager in accordance with reasonable commercial lending standards and practices, at the Issuer’s sole expense. Notwithstanding anything to the contrary in this paragraph, the Issuer and the Tenants may use and store Hazardous Substances at each Mortgaged Property if such use or storage is in connection with the ordinary operation, cleaning and maintenance of each Mortgaged Property so long as such use and storage is in compliance with any applicable Environmental Laws. Nothing herein shall prevent the Issuer from recovering such expenses from any other party that may be liable for such removal or cure. The obligations and liabilities of the Issuer under this Section 9.32 shall survive any termination, satisfaction, or assignment of this Indenture and the exercise by the Indenture Trustee of any of its rights or remedies hereunder, including, without limitation, the acquisition of each Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

                  (b) The Issuer shall give prompt written notices to the Indenture Trustee, the Property Manager and the Insurer of any of the following: (i) any demand, notice of any violation, notice of any potential responsibility, proceeding or official inquiry by any Governmental Authority with respect to the presence of any Hazardous Substance or Asbestos on, under, from or about any Mortgaged Property, (ii) all claims made by any third party against the Issuer or any Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance or Asbestos, and (iii) the Issuer’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Mortgaged Property that causes such Mortgaged Property to be subject to any official investigation or cleanup pursuant to any Environmental Law. The Issuer shall permit the Indenture Trustee to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to any Mortgaged Property in connection with any Environmental Law or Hazardous Substance, and the Issuer shall pay all reasonable attorneys’ fees and disbursements incurred by the Indenture Trustee in connection therewith. Upon the Property Manager’s request, at any time and from time to time while this Indenture is in effect, when (x) the Property Manager has determined (in the exercise of its good faith judgment) that reasonable cause exists for the performance of an environmental inspection or audit of any Mortgaged Property or Properties or (y) an Event of Default exists, the Issuer shall provide at the Issuer’s sole expense, (I) an inspection or audit of each such Mortgaged Property prepared by a licensed hydrogeologist or licensed environmental engineer approved by the Insurer indicating the presence or absence of Hazardous Substances on, in or near each such Mortgaged Property, and (II) an inspection or audit of such Mortgaged Property prepared by a duly qualified engineering or consulting firm approved by the Insurer, indicating the presence or absence of Asbestos on such Mortgaged Property. If the Issuer fails to provide such inspection or audit within thirty (30) days after such request, the Property Manager, at the Issuer’s sole expense, which shall be deemed a Property Protection Advance, may order same, and the Issuer hereby grants to the Property Manager and its employees and agents access to each Mortgaged Property and a license to undertake such inspection or audit. In the event that any environmental site assessment report prepared in connection with such inspection or audit reasonably recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, the Issuer shall, to the extent permitted under the related Lease, cause such operations and maintenance plan to be prepared and implemented at the Issuer’s expense upon request of the Property Manager. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration, or other work of any kind is reasonably necessary under an applicable Environmental Law (the “Remedial Work”), the Issuer shall promptly commence and thereafter diligently prosecute, or cause Tenant to commence and thereafter diligently prosecute, to completion all such Remedial Work after written demand by the Property Manager for performance thereof. All Remedial Work shall be performed by contractors approved in advance by the Insurer, and under the supervision of a consulting engineer approved by the Insurer. All costs and expenses of such Remedial Work shall be paid by the Issuer. In the event the Issuer shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, the Property Manager may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, shall be deemed a Property Protection Advance.

                  (c) The Issuer shall protect, indemnify, and hold harmless the Indenture Trustee and the Insurer from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys’ fees and disbursements), imposed upon or incurred by or asserted against the Indenture Trustee and the Insurer by reason of (i) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from or affecting the Mortgaged Properties; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; and (iv) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any Remedial Work, reasonable attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses.

                  (d) The Issuer shall, within six (6) months of the date hereof (or such longer time as may reasonably be required to complete the same with diligent effort by the Issuer, in light of the Legal Requirements and Governmental Authorities involved), deliver evidence reasonably satisfactory to the Property Manager and the Insurer establishing that the Issuer has performed and paid for the work set forth on Exhibit H attached hereto in accordance with all Environmental Laws.

                  Section 9.33 Operations and Maintenance Programs. The Issuer shall not install Asbestos in any Mortgaged Property and, upon discovery of any Asbestos in any Mortgaged Property, shall, to the extent permitted under the related Lease and at the Issuer’s sole expense, cause an operations and maintenance program reasonably satisfactory to the Insurer to be established with respect to such Asbestos. The Issuer shall in all instances comply with, and ensure compliance by all occupants of each Mortgaged Property with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to Asbestos, and shall keep each Mortgaged Property free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. In the event that the Issuer receives any notice or advice from any governmental agency or any source whatsoever with respect to Asbestos on, affecting or installed on any Mortgaged Property, the Issuer shall promptly notify the Property Manager, the Insurer and the Indenture Trustee. The obligations and liabilities of the Issuer under this Section 9.33 shall survive any termination, satisfaction, or assignment of this Indenture and the exercise by the Indenture Trustee of any of its rights or remedies hereunder, including but not limited to, the acquisition of any Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

                  Section 9.34 Treatment of the Notes as Debt for Tax Purposes. The Issuer shall, and shall cause the Indenture Trustee to, treat the Notes as indebtedness for all federal and state income tax purposes. The Issuer, the Indenture Trustee and each Noteholder, by its acceptance of a Note, agrees to treat the Notes as indebtedness for all federal and state income tax purposes and agrees not to take any position on its books or tax returns inconsistent therewith.

                  Section 9.35 Payment of Debts. The Issuer will remain solvent and the Issuer will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                  Section 9.36 Single-Purpose Status. The Issuer will do all things necessary to observe organizational formalities and preserve its existence, and the Issuer will not, nor will the Issuer permit the Issuer GP to, amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, certificate of organization, trust or other organizational documents of the Issuer or the Issuer GP in any manner that would affect the status of the Issuer or the Issuer GP as a single-purpose, bankruptcy-remote entity, without (i) the prior written consent of the Directing Holder and the Insurer, in each of their sole discretion, and (ii) the receipt of Rating Agency Confirmation.

                  Section 9.37 Books and Records. The Issuer will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party and file its own tax returns (provided that the Issuer’s financial statements and tax returns may be prepared on a consolidated basis with other entities provided that such consolidated financial statements and tax returns indicate the separate existence of the Issuer and its assets and liabilities). The Issuer shall maintain its books, records, resolutions and agreements as official records.

                  Section 9.38 Separateness of the Issuer. The Issuer will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of the Issuer, any constituent party of the Issuer or any Affiliate of any constituent party), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks.

                  Section 9.39 Capitalization of the Issuer. The Issuer adequately capitalized and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                  Section 9.40 Maintenance of Assets. The Issuer will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any Affiliate of any constituent party, or any other Person.

                  Section 9.41 Compliance with Representations and Warranties. The Issuer GP shall be a corporation whose sole asset is its interest in the Issuer and the Issuer GP will at all times comply, and will cause the Issuer to comply, with each of the representations, warranties, and covenants contained in Articles IX and X as if such representation, warranty or covenant was made directly by the Issuer GP.

                  Section 9.42 Independent Directors. The Issuer shall at all times cause there to be at least one (1) duly appointed member of the board of directors (an “Independent Director”) of the Issuer GP who shall not have been at the time of such individual’s appointment, and shall not be at any time while serving as a director of the Issuer GP and has not been at any time during the preceding five (5) years (i) a shareholder of, or an officer, director (with the exception of serving as the Independent Director of the Issuer GP), attorney, counsel, partner or employee of, the Issuer, the Issuer GP or any Affiliate of any of them, (ii) a customer of, or supplier to, the Issuer, the Issuer GP or any Affiliate of any of them, (iii) a Person controlling or under common control with any such shareholder, partner, supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (1) an individual that otherwise satisfies the foregoing shall not be disqualified from serving as an Independent Director of the Issuer GP if such individual, at or prior to the time of initial appointment, or at any time while serving as an Independent Director of the Issuer GP, (i) is an Independent Director of a “special purpose entity” affiliated with the Issuer or the Issuer GP (for purposes of this paragraph, a “special purpose entity” is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve the Issuer’s and the Issuer GP’s separateness that are substantially similar to those of the Issuer or the Issuer GP, as applicable, and provided, inter alia, that it (a) is organized for the limited purpose of owning and operating one or more properties or being an owner of one or more other entities that are so organized; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell assets; (c) may not file voluntarily a bankruptcy petition on its own behalf or on behalf of an entity in which it has an ownership interest without the consent of its independent director; and (d) shall conduct itself and cause any entity in which it has an ownership interest to conduct itself in accordance with certain “separateness covenants,” including, but not limited to, the maintenance of its and such entity’s books, records, bank accounts and assets separate from those of any other person or entity), (ii) makes retail purchases of vehicles from dealerships that are affiliates of the Issuer GP or the Issuer, or (iii) is employed by a company that provides independent director services to corporations, which company (either directly or through an affiliated entity) provides corporate registration or other services to the Issuer GP, the Issuer or any affiliate of any of them, and (2) the Issuer GP shall be entitled to pay reasonable fees to the Independent Director for his or her services as a director of the Issuer GP.

                  Section 9.43 Overhead Expenses. The Issuer shall allocate fairly and reasonably overhead expenses, if any, that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate.

                  Section 9.44 Employees. The Issuer shall pay its own liabilities and expenses, including, without limitation, the salaries of its own employees, if any, out of its own funds and assets and maintain a sufficient number of employees if any are required in light of its contemplated business operations.

                  Section 9.45 Assumptions in Insolvency Opinion. The Issuer shall conduct its business so that the assumptions made with respect to the Issuer in the Insolvency Opinion shall be true and correct in all respects. Each Person other than the Issuer, if any, with respect to which an assumption is made in the Insolvency Opinion will comply with all of the assumptions made with respect to it in the Insolvency Opinion.

                  Section 9.46 Preservation of Title. Subject to any Permitted Encumbrances, the Issuer shall forever warrant, defend and preserve such title and the validity and priority of the lien of the Mortgage and the other Transaction Documents and shall forever warrant and defend the same to the Indenture Trustee against the claims of all Persons whomsoever.

                  Section 9.47 Maintenance and Use of Mortgaged Property. The Mortgaged Properties shall be maintained in accordance with the terms of the Property Management Agreement.

ARTICLE X

NEGATIVE COVENANTS

                  Section 10.01 No Transfers of any Mortgaged Property. Neither the Issuer nor the Issuer GP shall cause or permit a voluntary or involuntary sale, transfer, exchange, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) a legal or beneficial interest of any Mortgaged Property, Lease or any part thereof or any legal or beneficial interest therein or any other part of the Collateral, except as expressly permitted by this Indenture or the Property Management Agreement.

                  Section 10.02 Change in Business. Neither the Issuer nor the Issuer GP shall enter into any line of business other than the ownership and operation of the Mortgaged Properties (including substitutions), or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

                  Section 10.03 Debt. Neither the Issuer nor the Issuer GP shall create, incur or assume any indebtedness other than that contemplated by the Property Management Agreement.

                  Section 10.04 Making of Loans. Neither the Issuer nor the Issuer GP shall make, or permit to remain outstanding, any loan or advance to, or own or acquire any stock or securities of, any Person other than the Notes.

                  Section 10.05 Insolvency Proceedings. Neither the Issuer nor the Issuer GP shall voluntarily file a petition for bankruptcy or reorganization, make an assignment for the benefit of creditors or commence any similar proceeding.

                  Section 10.06 Identity. Neither the Issuer nor the Issuer GP shall change its state of organization, name, identity, principal place of business or partnership status without notifying the Directing Holder of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in the Issuer’s partnership status, without first obtaining the prior written consent of the Directing Holder.

                  Section 10.07 Cash Management. Neither the Issuer nor the Issuer GP shall withdraw or direct any party to withdraw any funds from the Collection Account.

                  Section 10.08 Liens. Neither the Issuer nor the Issuer GP shall, without the prior written consent of the Directing Holder and notice thereof to Moody’s, create, incur, assume or suffer to exist any Lien on any portion of any Mortgaged Property or permit any such action to be taken, except for Permitted Encumbrances.

                  Section 10.09 Dissolution of the Issuer GP. Neither the Issuer nor the Issuer GP shall, permit or suffer the Issuer GP to dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Issuer GP would be dissolved, wound up or liquidated in whole or in part.

                  Section 10.10 Debt Cancellation. Neither the Issuer nor the Issuer GP shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to the Issuer by any Person, except for adequate consideration and in the ordinary course of the Issuer’s business.

                  Section 10.11 Affiliate Transactions. Neither the Issuer nor the Issuer GP shall enter into, or be a party to, any transaction with an Affiliate of the Issuer or any of the partners of the Issuer except in the ordinary course of business and on terms which are fully disclosed to the Indenture Trustee in advance and are no less favorable to the Issuer or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

                  Section 10.12 Zoning. Neither the Issuer nor the Issuer GP shall initiate or consent to any zoning reclassification of any portion of any Mortgaged Property or use or permit the use of any portion of any Mortgaged Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of the Directing Holder. The Issuer shall not seek any variance under any existing zoning ordinance, other than commercially reasonable variances sought in connection with the expansion of the Improvements on any Mortgaged Property or the use thereof, without the Directing Holder’s consent.

                  Section 10.13 Assets. Neither the Issuer nor the Issuer GP shall purchase or own any properties other than the Mortgaged Properties and incidental personal property necessary for the ownership or operation of the Mortgaged Properties.

                  Section 10.14 No Joint Assessment. Neither the Issuer nor the Issuer GP shall suffer, permit or initiate the joint assessment of any Mortgaged Property with any other real property constituting a tax lot separate from such Mortgaged Property (other than another Mortgaged Property).

                  Section 10.15 ERISA. (a) Neither the Issuer nor the Issuer GP shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Indenture Trustee of any of its rights under the Notes, this Indenture or the other Transaction Documents) to be a non-exempt prohibited transaction under ERISA (i.e., a prohibited transaction for which no statutory or administrative exemption is available).

                  (b) The Issuer further covenants and agrees to deliver to the Indenture Trustee such certifications or other evidence from time to time throughout the term of the Notes, as requested by the Directing Holder in its sole discretion, that (i) the Issuer is not and does not maintain any “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA, (ii) the Issuer is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans and (iii) one or more of the following circumstances is true with respect to the Issuer:

(A) Equity interests in the Issuer are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);

(B) Less than twenty-five percent (25%) of each outstanding class of equity interests in the Issuer is held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or

(C) the Issuer qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3-101(c) or (e).

                  Section 10.16 [Reserved].

                  Section 10.17 [Reserved].

                  Section 10.18 Margin Stock. No part of the proceeds of the Notes will be used for the purpose of purchasing or acquiring any “margin stock” in violation of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Indenture or the other Transaction Documents.

                  Section 10.19 Business of the Issuer. The Issuer will not own any asset or property other than the Mortgaged Properties. The Issuer will not engage in any business other than the ownership of the Mortgaged Properties and the Issuer will conduct and operate its business as presently conducted and operated.

                  Section 10.20 Transactions with Affiliates. The Issuer will not enter into any contract or agreement with any Affiliate of the Issuer, any constituent party of the Issuer or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

                  Section 10.21 Indebtedness. The Issuer will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Transaction Documents, and (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances. No indebtedness of Issuer other than the Transaction Documents may be secured (subordinate or pari passu) by the Mortgaged Properties.

                  Section 10.22 Loans and Advances. The Issuer will not make any loans or advances to any third party (including any Affiliate or constituent party or any Affiliate of any constituent party), and shall not acquire obligations or securities of its Affiliates.

                  Section 10.23 No Dissolution or Liquidation. The Issuer shall not seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of the Issuer.

                  Section 10.24 No Commingling. The Issuer will not commingle the funds and other assets of the Issuer with those of any Affiliate or constituent party or any Affiliate of any constituent party, or any other Person.

                  Section 10.25 No Guarantees. The Issuer will not guarantee, become obligated for, pledge its assets as security for, or hold itself out to be responsible for the debts or obligations of any other Person or the decisions or actions respecting the daily business or affairs of any other Person.

                  Section 10.26 Board of Directors. The Issuer shall not cause or permit the board of directors of the Issuer GP to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of the Issuer GP unless at the time of such action there shall be at least two (2) members who are Independent Directors.

                  Section 10.27 No Forfeiture. There shall never be committed by the Issuer or any other Person in occupancy of or involved in the operation or use of the Mortgaged Properties any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Properties or any part thereof or any monies paid in performance of the Issuer’s obligations under any of the Transaction Documents.

                  Section 10.28 No Relocation. Subject to the provisions of the Property Management Agreement, the Issuer shall not consent to the relocation of any Tenant under any Permitted Lease from any Mortgaged Property to any property owned by an Affiliate of the Issuer that is not a Mortgaged Property, without, in either case, the prior written consent of the Directing Holder, in its sole discretion.

                  Section 10.29 No Transfers of any Interest in the Issuer. Neither the Issuer nor the Issuer GP shall cause or permit a voluntary or involuntary sale, transfer, exchange, encumbrance, pledge or assignment or any other transfer or disposition of (directly, voluntarily or involuntarily, by operation of law or otherwise, and whether for consideration or of record) any of the ownership interests in the Issuer or the Issuer GP.

ARTICLE XI

COSTS

         Section 11.01 Performance at the Issuer’s Expense. The Issuer acknowledges and confirms that the Indenture Trustee shall impose certain reasonable and customary administrative processing fees in connection with the release or substitution of any Mortgaged Property (the occurrence of any of the above shall be called an “Event”), which fees are payable to the Indenture Trustee under the Property Management Agreement as an Extraordinary Expense. The Issuer hereby acknowledges and agrees to pay, within thirty (30) days of its receipt of demand, all such fees (as the same may be increased or decreased from time to time), and any additional reasonable and customary fees of a similar type or nature which may be imposed by the Indenture Trustee from time to time, upon the occurrence of any Event of Default, in accordance with the priorities set forth in the Property Management Agreement.

Wherever it is provided for herein that the Issuer pay any costs and expenses, such reasonable costs and expenses shall be reasonable and shall include, but not be limited to, all reasonable legal fees and disbursements of the Indenture Trustee with respect to retained firms in accordance with the priorities set forth in the Property Management Agreement.

ARTICLE XII

MISCELLANEOUS

                  Section 12.01 Execution Counterparts. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 12.02 Compliance Certificates and Opinions, etc. Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

                  Every certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each signatory of such certificate has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate are based;

(3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                  Section 12.03 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an Authorized Officer of the Issuer GP, on behalf of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer GP on behalf of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer GP, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that any Person shall deliver any document as a condition of the granting of such application, or as evidence of such Person’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of such Person to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article V.

                  Section 12.04 No Oral Change. This Indenture, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any party hereto, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                  Section 12.05 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Indenture Trustee and the Issuer if made in the manner provided in this Section. With respect to authorization to be given or taken by Noteholders, the Indenture Trustee shall be authorized to follow the written directions or the vote of Noteholders of Notes representing more than 50% of the aggregate Principal Balance of the Outstanding Notes, unless any greater or lesser percentage is required by the terms hereunder; provided, that if no Insurer Default has occurred and is continuing, the written direction of the Insurer shall constitute an Act of the Noteholders.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee reasonably deems sufficient.

                  (c) The Principal Balance and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

                  (d) Any request, demand, authorization, direction, notice, consent, election, declaration, waiver or other act of any Noteholder shall bind every future Noteholder of the same Note and the Noteholder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                  Section 12.06 Computation of Percentage of Noteholders. Unless otherwise specified herein, whenever this Indenture states that any action may be taken by a specified percentage of the Noteholders such statement shall mean that such action may be taken by the Noteholders of such specified percentage of the aggregate Principal Balance of the Outstanding Notes.

                  Section 12.07 Notice to the Indenture Trustee, the Issuer and Certain Other Persons. Any communication provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to: (i) in the case of the Issuer, c/o CARS-DBSPE4, INC., 1420 Spring Hill Road, Suite 525, McLean, Virginia 22102, facsimile number: (703) 448-5671; (ii) in the case of the Indenture Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-CARS-DB4, L.P., Series 2002, facsimile number: (312) 904-2084; (iii) in the case of each Rating Agency, the address of such Rating Agency specified in the Property Management Agreement; and (iv) in the case of the Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: StF-IPM, facsimile number: 914-765-3810, or, as to each such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.

                  Section 12.08 Notices to Noteholders; Notification Requirements and Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given if in writing and delivered by courier or mailed by first class mail, postage prepaid to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is delivered or mailed in the manner herein provided shall conclusively be presumed to have been duly given.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event,

and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

                  In case, by reason of the suspension of regular courier and mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any reasonable manner of giving such notice shall be deemed to be a sufficient giving of such notice.

                  Where this Indenture provides for notice to the Rating Agencies, failure to give any such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a default or Event of Default.

                  Section 12.09 Successors and Assigns. All covenants and agreements in this Indenture by each party hereto shall bind its successors and permitted assigns, whether so expressed or not.

                  Section 12.10 Interest Charges; Waivers. This Indenture is subject to the express condition that at no time shall the Issuer be obligated or required to pay interest hereunder at a rate which could subject the Indenture Trustee to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Issuer is permitted by applicable law to contract or agree to pay. If by the terms of this Indenture, the Issuer is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, such rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

                  The Issuer expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Indenture, except for notices expressly provided for in this Indenture, the Mortgages, the Notes or any other Transaction Document.

                  Section 12.11 Severability Clause. In case any provision of this Indenture or of the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the extent permitted by law, not in any way be affected or impaired thereby.

                  Section 12.12 Governing Law. (A) THIS INDENTURE WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS INDENTURE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS

MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, THE ISSUER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS INDENTURE AND THE NOTES, AND THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                  (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING TO THIS INDENTURE MAY AT THE PLAINTIFF’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH PARTY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. THE ISSUER DOES HEREBY DESIGNATE AND APPOINT:

Corporation Service Company 1177 Avenue of Americas, 17th Floor New York, New York 10036 Attention: Customer Service

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO THE ISSUER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE ISSUER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. THE ISSUER (I) SHALL GIVE PROMPT NOTICE TO THE INDENTURE TRUSTEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW

YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

                  Section 12.13 Insurer Default; Rights of the Insurer. (a) If an Insurer Default has occurred and is continuing, any provision giving the Insurer the right to direct, appoint or consent to, approve of, or take any action (or waive any right to take action) under this Indenture, shall be inoperative; provided, however, that upon the cure of any such Insurer Default, such rights shall be reinstated.

                  (b) So long as no Insurer Default shall have occurred and is continuing, the Insurer shall have the right to exercise all consent rights, voting rights and the right to direct enforcement remedies otherwise granted to the Noteholders in this Indenture and any other Transaction Document, subject to Section 8.02 hereof.

                  Section 12.14 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 12.15 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders and any other party secured hereunder or named as a beneficiary of any provision hereof, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  Section 12.16 Obligation of the Issuer. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Notes or under this Indenture or any other Transaction Document or any certificate or other writing delivered in connection herewith or therewith, against (i) the Issuer, the Indenture Trustee, the Property Manager, the Special Servicer or the Issuer GP, in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or Issuer GP or (iii) any partner, owner, beneficiary, agent, officer, director, employee, agent or Control Person of the Issuer, the Indenture Trustee, the Property Manager, the Special Servicer or the Issuer GP in its individual capacity, any holder of a beneficial interest in the Issuer or Issuer GP or of any successor or assignee of the Issuer, the Indenture Trustee, the Property Manager, the Special Servicer or the Issuer GP in its individual capacity, except as any such Person may have expressly agreed (it being understood that none of the Indenture Trustee, the Property Manager, the Special Servicer, or the Issuer GP has any such obligations in its individual capacity). The foregoing shall not be construed as an attempt to limit the liability of CARS under the Parent Guaranty and the Property Manager and Special Servicer under the Property Management Agreement.

                  Section 12.17 Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee and the Insurer, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts relating to the Issuer with the officers of CARS on behalf of the Issuer and Issuer’s employees and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

                  Section 12.18 Method of Payment. Except as otherwise provided in Section 2.12(b), all amounts payable or to be remitted pursuant to this Indenture shall be paid or remitted or caused to be paid or remitted in immediately available funds by wire transfer to an account specified in writing by the recipient thereof.

                  Section 12.19 Limitation on Liability of the Issuer and Issuer GP. Neither the Issuer, nor Issuer GP, nor any of the directors, officers, employees, agents or Control Persons of the Issuer or Issuer GP, shall be under any liability to the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture, or for errors in judgment. The Issuer, Issuer GP and their respective directors, officers, employees and agents may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Issuer nor Issuer GP shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under this Indenture and which in its opinion does not involve it in any expenses or liability; provided, however, that the Issuer and Issuer GP may in their discretion undertake any such action which it may deem necessary or desirable with respect to this Indenture.

                  Section 12.20 Limited Recourse. (a) The obligations of the Issuer and Issuer GP under the Notes, this Indenture and all other Transaction Documents are nonrecourse obligations solely of the Issuer and will be payable only from the Collateral. Each Noteholder and other party to the Transaction Documents will be deemed to have agreed that they have no rights or claims against the Issuer or Issuer GP directly and may only look to the Collateral to satisfy the Issuer’s and Issuer GP’s obligations hereunder and under all other Transaction Documents. Notwithstanding the foregoing, the Indenture Trustee, on behalf of the Noteholders and the Insurer, shall have the right to enforce the liability and obligation of the Issuer hereunder, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by the Noteholders (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i) fraud or intentional misrepresentation by the Issuer in connection with the Notes, this Indenture and the other Transaction Documents;

(ii) intentional acts constituting gross negligence or willful misconduct or bad faith of the Issuer;

(iii) intentional destruction or waste of any Mortgaged Property by the Issuer;

(iv) the breach of any representation, warranty, covenant or indemnification provision in this Indenture or any other Transaction Document concerning Environmental Laws, Hazardous Substances or Asbestos;

(v) the removal or disposal of any portion of any Mortgaged Property during the continuation of an Event of Default;

(vi) the misapplication or conversion by the Issuer of (A) any Insurance Proceeds, (B) any Condemnation Proceeds, (C) any Monthly Lease Payments following an Event of Default, (D) any Monthly Lease Payments paid more than one month in advance, (E) any premiums for any Property Insurance Policies required under the Property Management Agreement received by the Issuer from any third party or Tenant or (F) any funds received by the Issuer for payment of Taxes or other charges that can create liens on any portion of any Mortgaged Property; or

(vii) any security deposits (including letters of credit) collected with respect to any Mortgaged Property which are not delivered to the Indenture Trustee upon a foreclosure of such Mortgaged Property or other action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such sale or foreclosure or action in lieu thereof.

                  (b) Notwithstanding anything to the contrary in this Indenture or any of the Transaction Documents, the Noteholders shall not be deemed to have waived any right that the Noteholders may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Notes secured by this Indenture and the related Mortgages or to require that all of the Collateral shall continue to secure all of the Notes owing to the Noteholders in accordance with the Transaction Documents.

                  (c) Nothing in this Section 12.20 shall limit the liability of CARS under the Parent Guaranty and the Property Manager and Special Servicer under the Property Management Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

CARS-DB4, L.P., a Maryland limited partnership, as Issuer

By:	CARS-DBSPE4, INC., a Delaware corporation, its general partner

By:	/s/ Peter C. Staaf Name: Peter C. Staaf Title: Senior Vice President and Treasurer

LASALLE BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Alyssa C. Stahl Name: Alyssa C. Stahl Title: Vice President

STATE OF NEW YORK	)

	)	ss.:

COUNTY OF NEW YORK	)

                  On this       day of June, 2002, before me, the undersigned officer, personally appeared                                               and acknowledged himself to me to be the                                                                                  of CARS- DBSPE4, INC., acting in its capacity as general partner of CARS-DB4, L.P., and that as such officer, being duly authorized to do so pursuant to such entity’s by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of such entity by him as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said entity.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

NOTARIAL SEAL

STATE OF NEW YORK	)

	)	ss.:

COUNTY OF NEW YORK	)

                  On this       day of June, 2002, before me, the undersigned officer, personally appeared                                              , and acknowledged himself to me to be a                                                                                  of LaSalle Bank National Association, and that as such officer, being duly authorized to do so pursuant to such entity’s by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of such entity by him as such officer as his free and voluntary act and deed and the free and voluntary act and deed of said entity.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

NOTARIAL SEAL